UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

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MERCER INTERNATIONAL INC.

(Name of Registrant as Specified in its Charter)

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MERCER INTERNATIONAL INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The 2020 Annual Meeting of Shareholders (the “Annual Meeting”) of Mercer International Inc. (the “Company”) will be held at Suite 1120, 700 West Pender Street, Vancouver, British Columbia, Canada on May 29, 2020 at 10:00 a.m. (Vancouver time) (doors open at 9:30 a.m. (Vancouver time)) for the following purposes:

1.	To elect nine directors nominated by the board of directors to serve until the 2021 Annual Meeting of Shareholders;

2.	To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2020;

3.	To approve, on a non-binding advisory basis, the compensation of the Company’s executive officers as disclosed in these materials; and

4.	To transact such other business as may properly come before the meeting.

For those who are not able to attend in person, the Company is offering a virtual shareholder meeting in which shareholders may listen to the Annual Meeting, submit questions and vote online at: www.meetingcenter.io/246849420.

Only shareholders of record at the close of business on March 25, 2020 will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment, postponement or rescheduling thereof.

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the Annual Meeting in person or through the virtual meeting, we urge you to cast your vote and submit your proxy as promptly as possible by one of the methods below. Make sure to have your proxy card or voting instruction form (VIF) in hand. A proxy may be revoked in the manner described in the accompanying proxy statement.

By using the Internet at • www.investorvote.com/merc (for registered shareholders) • www.proxyvote.com (for beneficial shareholders)	By calling toll-free 1-800-652-VOTE (8683) within the United States, U.S. territories and Canada

By scanning the QR code provided in your proxy with your smartphone	By mailing your signed proxy or voting instruction form

For further information on how to vote, please refer to the instructions on the accompanying proxy card and the accompanying proxy statement. Due to the emerging public health impact of coronavirus disease 2019 (COVID-19), we are planning for the possibility that the Annual Meeting may be held solely by means of remote communication. If we take this step, we will announce the decision to do so in advance and will set forth details on how to participate in a press release available at www.mercerint.com

BY ORDER OF THE BOARD OF DIRECTORS /s/ Jimmy S.H. Lee Jimmy S.H. Lee Executive Chairman

April 10, 2020

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 29, 2020: Our proxy statement and our 2019 Annual Report to Shareholders are available at www.mercerint.com/investors. Additionally, you may access our proxy materials at www.proxyvote.com or www.investorvote.com/merc, a site that does not have “cookies” that identify visitors to the site.

i

PROXY STATEMENT

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this proxy statement. It does not contain all of the information that you should consider and you should read the entire proxy statement carefully before voting.

Annual Meeting Information

Time and Date:	10:00 a.m. (Vancouver time) on May 29, 2020

Place:	Suite 1120, 700 West Pender Street, Vancouver, British Columbia, Canada

Record Date:	March 25, 2020 (the “Record Date”)

Voting:	• Shareholders of the Company (“Shareholders”) as of the Record Date are entitled to vote.

•  Please vote your shares of our common stock (the “Shares”) as soon as possible. Your broker will NOT be able to vote your shares with respect to any of the matters presented at the meeting, other than the ratification of the selection of our independent registered public accounting firm, unless you give your broker specific voting instructions.

• Registered holders may vote in person at the annual meeting.
• See page 73 of this proxy statement for more information.

Attending the Annual Meeting:

•  In Person. Meeting starts at 10:00 a.m. (Vancouver time); doors open at 9:30 a.m. (Vancouver time).

•  Virtual Meeting. You also may vote at the annual meeting via the Internet by visiting www.meetingcenter.io/246849420 and following the instructions. You will need the information included on your proxy card to access the meeting.

•  If you hold your Shares through a broker or nominee, you will need a legal proxy from such broker or nominee to attend the Meeting in person or virtually. See “General Information” on page 1 for more information.

• You do not need to attend the annual meeting to vote if you submitted your proxy in advance of the annual meeting.

Even if you plan to attend our annual meeting in person or through the virtual meeting, please cast your vote as soon as possible. Make sure to have your proxy card or voting instruction form (VIF) in hand:

By using the Internet at • www.investorvote.com/merc (for registered Shareholders) • www.proxyvote.com (for beneficial Shareholders)	By calling toll-free 1-800-652-VOTE (8683) within the United States, U.S. territories and Canada

By scanning the QR code provided in your proxy with your smartphone	By mailing your signed proxy or voting instruction form

Annual Meeting Agenda and Voting Recommendations

Proposal	Board Voting Recommendation	Page Reference (for more detail)

Management proposals

Election of nine directors	FOR each director nominee	3

Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2020	FOR	70

Advisory resolution to approve our executive compensation	FOR	72

v

Snapshot of Board Nominees

The following table provides summary information about each director nominee. Each director nominee is elected annually by a majority of votes cast.

Name	Age	Director Since	Principal Occupation	Independent	Committee Memberships
					AC	CHRC	GNC	EHSC
Jimmy S.H. Lee	63	1985	Executive Chairman, past President and Chief Executive Officer of the Company

David M. Gandossi	62	2015	President and Chief Executive Officer of the Company

R. Keith Purchase	76	2012	Past Executive Vice-President and Chief Operating Officer for MacMillan Bloedel Ltd.; past President and Chief Executive Officer of TimberWest Forest Ltd.

William D. McCartney	64	2003	President and Chief Executive Officer of Pemcorp Management Inc.

James Shepherd	67	2011	Director of Buckman Laboratories International Inc.; past President and Chief Executive Officer of Canfor Corporation

Martha A.M. (Marti) Morfitt	62	2017	President and Chief Executive Officer of River Rock Partners, Inc.; director of lululemon athletica inc. and Graco Inc.

Alan C. Wallace	60	2018	Chief Executive Officer of Peloton Advisors Inc.; past Vice Chairman, Investment Banking of CIBC World Markets Inc.

Linda J. Welty	64	2018	Director, Huber Engineered Materials, a portfolio company of J.M. Huber Corporation; president and Chief Executive Officer of Welty Strategic Consulting, LLC; past president of Flint Ink. Corp. and the Specialty Group of H.B. Fuller Company

Rainer Rettig(1)	61	2020	Senior Vice President Strategic Projects, BU Polycarbonates of Bayer MaterialScience; Head of Circular Economy Program of Covestro (Deutschland) AG

Chair	Member	Lead Independent Director

AC	Audit Committee	CHRC	Compensation and Human Resources Committee
GNC	Governance and Nominating Committee	EHSC	Environmental, Health and Safety Committee

(1)

Mr. Rettig was appointed to the board of directors (the “Board”) on February 14, 2020 and will be appointed to the Compensation and Human Resources Committee and the Environmental, Health and Safety Committee.

Board Snapshot

The following tables provide a snapshot of the independence, tenure, age and diversity of our director nominees.

Board Refreshment

Over the last three years, we have identified and added four new independent directors. Their expertise in senior leadership, capital markets, public company boards and international business complements and adds to the existing skills and expertise of other continuing directors.

Snapshot of Attributes of Director Nominees

All director nominees exhibit the following personal attributes:

•	Integrity

•	Prepared to represent the best interests of all Shareholders

•	Prepared to participate actively in Board activities

•	Diversity
•	A proven record of success

•	Collegiality

Our director nominees also have the following qualifications:

Corporate Governance Highlights

We are committed to good corporate governance, which promotes the long-term interests of our Shareholders, strengthens Board and management accountability and helps build public trust in us. The “Corporate Governance and Board Matters” section beginning on page 10 describes our governance framework, which includes the following highlights:

Board Independence

•	Independent director nominees	7 of 9

•	Independent lead director	R. Keith Purchase
•	Independent Board committees	AC, CHRC, GNC

Director Elections
•	Frequency of Board elections	Annual

•	Lead director term limit	two terms of 3 years

•	Voting standard for uncontested elections	Majority of votes cast

Board and Independent Director Meetings in 2019

•	Full Board meetings	10

•	Independent director-only meetings	7
•	Separate strategic planning meetings	1

Board Committee Meetings in 2019
•	Audit Committee	4
•	Compensation and Human Resources Committee	6
•	Governance and Nominating Committee	4

•	Environmental, Health and Safety Committee	4

Evaluating and Improving Board Performance

•	Monitor best practices	Yes

•	Board evaluations	Annually
•	Committee evaluations	Annually
•	Board recruitment and composition	Annually

•	Board orientation	Yes
•	Continuing Board education	Yes

Aligning Director and Shareholder Interests
•	Director stock ownership guidelines	Yes
•	Director equity grants	Yes
•	Risk oversight by full Board and committees	Yes

The chart below summarizes our selected key financial and operating results for 2019 compared to 2018.

	Year Ended December 31,
	2019	2018(1)	Change (%)
	(in millions, other than where indicated)
Pulp Segment
Pulp production (‘000 ADMTs)	2,040.6	1,472.6	39
Average pulp sales realizations ($/ADMT)(2)
NBSK	$663	$821	(19)
NBHK	$567	$707	(20)
Pulp sales (‘000 ADMTs)	2,098.8	1,440.9	46
Energy production (‘000 MWh)(3)	2,141.2	1,625.2	32
Energy sales (‘000 MWh)(3)	822.8	615.2	34
Pulp segment revenues	$1,457.1	$1,268.2	15
Pulp segment cash production costs ($/ADMT)(4)	$489	$542	(10)
Pulp segment operating income	$90.6	$274.4	(67)

Wood Products Segment
Lumber production (MMfbm)	414.7	398.7	4
Lumber sales (MMfbm)	408.8	412.9	(1)
Energy production and sales (‘000 MWh)	83.5	86.3	(3)
Wood products segment revenues	$159.9	$189.0	(15)
Wood products segment operating income	$7.3	$6.2	18

Statement of Operations Data:
Total revenues	$1,624.4	$1,457.7	11
Costs and expenses	$1,540.4	$1,189.9	29
Total operating income	$84.0	$267.9	(69)

Operating EBITDA*(5)	$210.4	$364.6	(42)
Net income (loss)	$(9.6)	$128.6	(107)

	December 31,
	2019	2018	Change (%)
	(in millions, other than ratio)
Balance Sheet and Other Data:
Cash and cash equivalents	$351.1	$240.5	46
Net debt	$736.8	$800.9	(8)
Total equity	$550.4	$581.4	(5)
Net debt to equity ratio	1.3 to 1	1.4 to 1
Return on Assets	(0.5%)	7.9%	(106)
Return on Equity	(1.6%)	22.6%	(107)
Total Recordable Incident Rate	2.79	2.86	(2)

	Year Ended December 31,
	2019	2018	Change (%)
Share Price and Dividend Data
Price per Share as of fiscal year end(6)	$12.30	$10.44	18
Price per Share – High for year	$17.74	$19.14	(7)
Dividends declared per Share	$0.5375	$0.50	8

(1)	Includes results of Mercer Peace River Pulp Ltd. (“MPR”) since December 10, 2018.
(2)	Sales realizations after customer discounts, rebates and other selling concessions. Incorporates the effect of pulp price variations occurring between the order and shipment dates.
(3)	Excludes energy production and sales relating to our 50% joint venture interest in the Cariboo mill, which is accounted for as an equity investment.

(4)	Cash production costs exclude depreciation and amortization.
(5)	The following table provides a reconciliation of net income to operating income and Operating EBITDA for the years indicated:

	Year Ended December 31,
	2019	2018
	(in millions)
Net income (loss)	$(9.6)	$128.6
Provision for income taxes	19.2	48.7
Interest expense	75.8	51.5
Loss on settlement of debt	4.8	21.5
Legal cost award	—	7.0
Acquisition commitment fee	—	5.3
Other expenses (income)	(6.1)	5.4

Operating income	84.0	267.9
Add: Depreciation and amortization	126.4	96.7

Operating EBITDA	$210.4	$364.6

(6)	Represents the closing market price of our Shares on the NASDAQ Global Select Market on December 31, 2019 and December 31, 2018, respectively.

*

Operating EBITDA is defined as operating income (loss) plus depreciation and amortization and non-recurring capital asset impairment charges. Operating EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States (“GAAP”) and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. We use Operating EBITDA as a benchmark measurement of our own operating results and as a benchmark relative to our competitors. We consider it to be a meaningful supplement to operating income as a performance measure primarily because depreciation expense and non-recurring capital asset impairment charges are not actual cash costs, and depreciation expense varies widely from company to company in a manner that we consider largely independent of the underlying cost efficiency of our operating facilities. In addition, we believe Operating EBITDA is commonly used by securities analysts, investors and other interested parties to evaluate our financial performance.

2019 Financial and Operating Highlights

In 2019, despite weak commodity prices in the second half of the year, we achieved many of our targets and objectives and executed on a number of our strategic initiatives. The following outlines an overall assessment of our executives’ contribution in fiscal 2019 to achieving the objectives, performance measures and targets associated with the four key elements of our strategy:

1.	Operate World Class Assets.

The maintenance of modern, reliable and energy efficient operations is key to produce stable returns through the economic cycle. In fiscal 2019,

•

we implemented $131.5 million of capital projects at our mills, primarily to increase production and operational efficiency, reduce costs and increase electricity and chemical sales. Such capital expenditures included improvements to the bale line and a turpentine extraction project at our Celgar mill, the planer line replacement project at our Friesau mill, the completion of wastewater improvement projects at our German pulp mills, and large maintenance projects at the MPR mill;

•

our total revenues increased by approximately 11% to $1,624.4 million from $1,457.7 million in 2018 primarily due to the inclusion of the results of MPR for a full year and higher pulp and energy sales volumes partially offset by lower sale realizations;

•

we generated Operating EBITDA of $210.4 million compared to $364.6 million in 2018, despite average NBSK pulp sales realizations falling $158/air-dried metric tonne (“ADMT”), or 19% from $821/ADMT to $663/ADMT;

•	we believe our EBITDA per tonne of pulp production was higher than most of our competitors;

x

•	our pulp segment unit cash production cost decreased by $53/ADMT, or 10% in 2019 to $489/ADMT compared to $542/ADMT in 2018;

•	we had pulp production of approximately 2.0 million ADMTs compared to approximately 1.5 million ADMTs in 2018 and lumber production of 414.7 MMfbm compared to approximately 398.7 MMfbm in 2018; and

•

we sold 906,331 MWh of renewable energy, compared to 701,507 MWh in 2018. Energy and chemical production and sales are key revenue sources for us, and our mills’ ability and capacity to produce or sell surplus power or chemicals provides us with an advantage over our competitors with older mills who may not have such equipment or capacity.

2.	Seize Growth and Diversification Where We Have Core Competencies

We are focused on growth in areas where we have a clear leadership position or high degree of competence to ensure that we can add value for Shareholders. Our core competencies lend themselves to growth in the areas of pulp, wood products, wood extractives and green energy. In fiscal 2019,

•

we integrated the operations of MPR into our pulp segment, which we acquired in December 2018 for $345 million, by merging its sales and financial operations with our existing business and incorporating the mill’s operating personnel into our global operating management group and operating management system in order to achieve best practices and superior performance for all of our facilities;

•

we continued the Phase II expansion and optimization project at the Friesau mill, which is designed to among other things, increase annual lumber production capacity to approximately 750MMfbm, improve lumber grade output and lumber capacity and increase efficiency and is expected to be substantially completed in 2020;

•

we introduced professional management into our sandalwood operations in Australia, which we acquired in 2018, by hiring a new Managing Director and other key personnel in preparation for increased sales and harvesting activities over time;

•

over the past three years, we have generated average annual return on assets of 4.6% despite 2019 being a difficult year overall where we had a net loss of $9.6 million, compared to net income of $128.6 million in 2018; and

•	over the past three years, we have generated a “Total Shareholder Return” of 20.4% despite the recent pulp price decline which has negatively impacted pulp producers including ourselves.

3.	Managing the Integrity of our Balance Sheet and Liquidity

We focus on maintaining a balance sheet that allows us to advance our objectives through the full economic cycle, while giving us some flexibility to take advantage of strategic growth opportunities and returning capital to Shareholders through dividends. In fiscal 2019,

•

we issued $200 million of additional 7.375% senior notes due 2025, the proceeds of which were used for general corporate purposes and to redeem our remaining $100 million of 7.750% senior notes due 2022;

•	we primarily used cash to repay $58.4 million of revolving credit facilities;

•	we paid dividends of $35.3 million;

•	we received $6.5 million of government grants primarily to finance greenhouse gas reduction capital projects at the MPR mill; and

•	as of December 31, we had approximately $351.1 million in cash and cash equivalents and approximately $287.2 million available under our revolving credit facilities.

4.	Sustainable Operations.

We seek to operate in order to exceed or meet best in class environmental performance, social conditions and corporate governance (together referred to as “ESG Standards”). In fiscal 2019, we

•	achieved improved safety performance including reducing our Total Recordable Incident Rate to 2.79 from 2.86 in 2018;

•

reduced the number of medical cases to eight from nine in 2018 despite the significant increase in the number of employees and the expansion of our facilities in 2019 as we work to try to reduce this type of occurrence to zero;

•	enhanced our environmental tracking, measuring and reporting system for both water and air parameters at all of our facilities;

•	spent considerable time with our stakeholders including governments and First Nations to expand our relationships in all areas of our business;

•	implemented a talent development program for our senior executives;

•	continued the renewal of our Board and added four new independent Board members over the past three years, broadening the Board’s diversity and experience; and

•

increased our focus on sustainability including with improved sustainability management, goal setting and recording capabilities that will be communicated with stakeholders to ensure proper acknowledgment of our sustainability accomplishments and initiatives.

Executive Compensation Highlights

Our executive compensation program is designed to achieve the following key objectives:

•	Attract and retain top talent by competing effectively for high quality individuals whose efforts and judgments are vital to our continued success;

•	Closely align compensation with our strategy and commitment to shareholder value creation by focusing on long-term sustainable growth;

•	Create an environment in which our executives are motivated to achieve and maintain superior performance levels and goals consistent with our overall business strategy;

•	Reward and compensate our executives for their contribution to our overall success and for their individual performance during the relevant fiscal year;

•	Align the interests of our executives with the long-term interests of our Shareholders; and

•	Given the cyclicality of the industry in which we operate, provide the Board the discretion to modify compensation targets to meet business needs at the time.

Some of the compensation practices we employ to achieve our objectives include:

What We Do	What We Don’t Do

•  Pay for performance

•  Deliver a significant portion of executives’ total direct compensation in the form of variable compensation

•  Utilize performance-based equity awards with vesting requirements determined and judged by our Compensation and Human Resources Committee

•  Manage share usage conservatively

•  Conduct annual “say-on-pay” advisory votes

•  Maintain a clawback policy

•  Assess risks to our compensation policies and practices

•  Maintain a stock ownership policy for our directors and named executive officers (“NEOs”)

•  Annually review the Compensation and Human Resources Committee’s charter

•  Have single-trigger change-in-control executive contracts

•  Provide significant perquisites

•  Provide “defined benefit” retirement plans for our executives

•  Provide supplemental executive retirement plans for our executives

•  Provide excise tax gross-ups of perquisites

•  Re-price stock options without shareholder approval; no grants below fair market value

•  Pay dividends on unvested long-term equity incentives to our executives

•  Allow executives to engage in hedging transactions with respect to our stock

Independent Registered Public Accounting Firm

As a matter of governance practices, our Audit Committee is asking Shareholders to ratify the selection of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for 2020. The following table sets forth the aggregate fees billed by PricewaterhouseCoopers LLP for 2019 and 2018.

	Year Ended December 31,
	2019	2018
Audit Fees	$1,117,051	$1,182,684
Audit-Related Fees	$378,164	$316,165
Tax Fees	$239,984	$242,232
All Other Fees	$61,701	$63,925

Total	$1,796,900	$1,805,006

Advisory Resolution to Approve Our Executive Compensation

We are asking Shareholders to approve, on an advisory basis, our executive compensation policies and practices as described in our Compensation Discussion and Analysis, accompanying tables and related narrative contained in this proxy statement. The advisory vote, commonly referred to as a “say-on-pay vote”, gives Shareholders the opportunity to vote on the compensation for our NEOs that is disclosed in this proxy statement. This vote is not intended to address any specific item of executive compensation, but rather the overall compensation for our NEOs and the philosophy, policies and practices described in this proxy statement.

Since this say-on-pay vote is advisory, it will not be binding on our Board or our Compensation and Human Resources Committee. However, both the Board and such committee value the opinion of Shareholders and will review the voting results and take them into consideration when making future decisions regarding executive compensation.

The non-binding resolution approving our executive compensation was approved by approximately 98.4% of the votes cast by Shareholders present or represented by proxy at our 2019 Annual Meeting of Shareholders.

MERCER INTERNATIONAL INC.

Suite 1120, 700 West Pender Street, Vancouver, B.C., V6C 1G8, Canada

PROXY STATEMENT

GENERAL INFORMATION

This proxy statement (“Proxy Statement”) is furnished in connection with the solicitation by management of Mercer International Inc. of proxies for use at the annual meeting of our Shareholders to be held at Suite 1120, 700 West Pender Street, Vancouver, British Columbia, Canada at 10:00 a.m. (Vancouver time) on May 29, 2020 (the “Meeting”), or any adjournment, postponement or rescheduling thereof.

References to “we”, “our”, “us”, the “Company” or “Mercer” in this Proxy Statement mean Mercer International Inc. and its subsidiaries unless the context clearly suggests otherwise. References to “fiscal year” means an annual period ended December 31. Information herein for 2019 generally refers to our 2019 fiscal year.

If a proxy (a “Proxy”) is properly executed and received by us prior to the Meeting or any adjournment, postponement or rescheduling thereof, the Shares represented by such Proxy will be voted in the manner directed. In the absence of voting instructions, the Shares will be voted for the proposals set out in the accompanying Notice of Annual Meeting of Shareholders. Please see the Proxy for voting instructions.

A Proxy may be revoked at any time prior to its use by filing a written notice of revocation of proxy or a later dated Proxy with the Company’s registrar and transfer agent at Proxy Services, c/o Computershare, Inc., P.O. Box 505008, Louisville, KY 40233. A Proxy may also be revoked by submitting another Proxy with a later date over the Internet, by telephone, to our registrar and transfer agent or by voting in person at the Meeting. Attending the Meeting will not, in and of itself, constitute revocation of a Proxy.

The holders of one-third of the outstanding Shares entitled to vote at the Meeting, present in person or represented by Proxy, constitutes a quorum for the Meeting. Shares represented by proxies that reflect abstentions or broker non-votes (i.e., Shares held by a broker/dealer or other nominee that are not voted because the broker/dealer or other nominee does not have the authority to vote on a particular matter) will be counted as Shares that are present and entitled to vote for the purposes of determining the presence of a quorum for the Meeting.

In accordance with rules of the Securities and Exchange Commission (the “SEC”), we are furnishing our proxy materials related to the Meeting primarily via the Internet, instead of mailing printed copies of those materials to each Shareholder. Beginning on or around April 16, 2020, we will mail a Notice of Internet Availability to our Shareholders (other than those who had previously requested electronic or paper delivery) containing instructions on how to access our proxy materials, including this Proxy Statement and our annual report for 2019 (the “2019 Annual Report”), which includes our annual report on Form 10-K for the fiscal year ended December 31, 2019 (the “Form 10-K” or “2019 Form 10-K”). The Notice of Internet Availability also instructs you on how to vote over the Internet. This process is designed to expedite Shareholders’ receipt of proxy materials, lower the cost of the Meeting and help conserve natural resources. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise. This Proxy Statement, accompanying Proxy and the 2019 Annual Report will be available on or around April 16, 2020 on our corporate website and at www.proxyvote.com and www.investorvote.com/merc for Shareholders.

Proxies may also be solicited by mail, telephone, facsimile or personal contact by our directors, officers or regular employees without additional compensation. All proxy-soliciting expenses in connection with the solicitation of votes for the Meeting will be borne by the Company. We also will request brokerage firms, banks, nominee custodians and fiduciaries to forward proxy materials to beneficial owners of our Shares as of the Record Date (as defined below) and will reimburse them for the cost of forwarding the proxy materials in accordance with customary practice.

Our Board has set the close of business on March 25, 2020 as the record date (the “Record Date”) for the determination of Shareholders entitled to notice of and to vote at the Meeting or any adjournment, postponement or rescheduling thereof.

You are entitled to attend the Meeting only if you were a Shareholder as of the close of business on the Record Date, or hold a valid Proxy for the Meeting. In order to be admitted to the Meeting, you must present proof of ownership of Shares on the Record Date. This can be any of the following:

•	a brokerage statement or letter from a bank or broker indicating ownership on the Record Date;

•	the Notice of Internet Availability of proxy materials;

•	a printout of the proxy distribution email (if you received your materials electronically);

•	a proxy card;

•	a voting instruction form; or

•	a legal Proxy provided by your broker, bank or nominee.

Shareholders and Proxy holders must also present a form of photo identification such as a driver’s license. We will be unable to admit anyone who does not present identification or refuses to comply with our security procedures.

You may also attend the Meeting via the Internet. The accompanying proxy materials include instructions on how to participate in the Meeting and how you may vote your Shares if you participate electronically. To submit your questions during the Meeting, please log on to www.meetingcenter.io/246849420. You will need to enter the 15-digit control number received with your Proxy or Notice of Internet Availability of proxy materials to enter the Meeting.

If you hold your Shares through a broker or other nominee and wish to attend the Meeting you will need to obtain a legal proxy from such broker or other nominee and send it, along with your name and email address to our registrar transfer agent by email at legalproxy@computershare.com or mail at Proxy Services, c/o Computershare, Inc. (Legal Proxy), P.O. Box 505008, Louisville, KY 40233. Such requests must be labelled “Legal Proxy” and must be received by Computershare no later than 5:00 p.m. (Eastern Time) on May 28, 2020.

PROPOSAL 1 - ELECTION OF DIRECTORS

In accordance with our articles of incorporation and bylaws, each as may be amended from time to time, our Board is authorized to fix the number of the Company’s directors at not less than three (3) and not more than thirteen (13) and has fixed the number of directors at nine (9) for election at the Meeting. Directors are elected at each annual meeting of Shareholders to hold office until the next annual meeting. The persons identified below are nominated to be elected at the Meeting for the ensuing year. All of the nominees are currently directors of the Company previously elected by Shareholders other than Rainer Rettig who was appointed to the Board in February 2020. Despite the expiration of a director’s term, the director shall continue to serve until the director’s successor is elected and qualified or until there is a decrease in the number of directors. If for any unforeseen reason any of the nominees for director declines or is unable to serve, Proxies will be voted for the election of such other person or persons as shall be designated by the directors. Our Board has no reason to believe that any of the nominees will be unable or will decline to serve, if elected. Proxies received which do not specify a choice for the election of the nominees will be voted “FOR” each of the nominees. Proxies cannot be voted for more than nine (9) persons since that is the total number of nominees.

Set forth below is certain information furnished to us by the director nominees. There are no family relationships among any of our current directors, nominees or executive officers. None of the corporations or other organizations referenced in the biographical information below is a parent, subsidiary or other affiliate of the Company.

We believe that our directors should satisfy a number of qualifications, including demonstrated integrity, a record of personal accomplishments, a commitment to participation in Board activities and other traits discussed below in “Our Director Nominations Process”. We also endeavor to have a Board representing a range of skills and depth of experience in areas that are relevant to and contribute to the Board’s oversight of our operations. The Board believes its current size is appropriate for the size and scope of our business.

We believe that the following nominees represent a desirable mix of backgrounds, skills and experiences. Additionally, we believe that the specific leadership skills and other experiences of the nominees described below, particularly in the areas of forest products, senior executive leadership, financial accounting/reporting, public company board experience, investment management, capital markets and finance, provide us with the perspectives and judgment necessary to guide our strategies and monitor their execution.

Following the biographical information for each director nominee, we describe the key experience, qualifications and skills our director nominees bring to the Board that, for reasons discussed below, are important in our business. The Board considered these experiences, qualifications and skills and the directors’ other qualifications in determining to recommend that the directors be nominated for election:

Industry and related business experience

We seek directors who have knowledge of and experience in the forest products industry, which is useful in understanding the operations of large manufacturing facilities, fiber procurement and harvesting, pulp, lumber and energy production, logistics and sales aspects of our business. Relevant experiences might include, among other things, forest products Chief Executive Officer or senior executive experience, international experience and relevant senior-level expertise in one or more of the following areas: timber harvesting, bioenergy, chemicals, forest products, plantations and wood extractives, capital markets, finance and accounting.

Senior leadership experience

We believe that it is important for our directors to have served in senior leadership roles at other organizations, which demonstrates strong abilities to motivate and manage others, to identify and develop leadership qualities in others and to manage organizations. Senior leadership experience is necessary to ensure achievement of our strategic priorities and objectives.

Public company board experience

Directors who have served on other public company boards can offer advice and perspective with respect to Board dynamics and operations, oversight and leadership, the relationship between the Board and management and other matters, including corporate governance, executive compensation, oversight of strategic, risk-management, operational and compliance-related matters and relations with Shareholders.

Capital markets and financial experience

Directors who have capital markets experience can offer advice and perspective on investor expectations and perspectives, capital raising, appropriate capital structure, financing strategic transactions, including mergers and acquisitions, financial statements and financial reporting matters.

International business experience

We operate internationally and all of our employees and operations are outside the United States and primarily in Canada and Germany and, to a lesser extent, Australia. Further, a significant majority of our customers are located in Europe and China. Accordingly, international business experience is desirable for our directors to have.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR”

THE ELECTION OF EACH OF THE NOMINEES TO THE BOARD OF DIRECTORS.

Nominees for Election as Directors

  Jimmy S.H. Lee

JIMMY LEE, age 63, has served as a director since May 1985, as Executive Chairman since July 2015 and as President and Chief Executive Officer from 1992 to 2015. In March 2016, Mr. Lee was appointed a director of Golden Valley Mines Ltd. Previously, during the period when MFC Bancorp Ltd. was our affiliate, he served as a director from 1986 and President from 1988 to December 1996 when it was spun out. Mr. Lee was also a director of Quinsam Capital Corp. from March 2004 to November 2007 and Fortress Paper Ltd. from August 2006 to April 2008. During Mr. Lee’s tenure with Mercer, we acquired the Rosenthal mill and converted it to the production of kraft pulp, constructed and commenced operations at the Stendal mill and acquired the Celgar mill, Friesau mill and MPR. He holds a Bachelor of Science Degree in Chemical Engineering from the University of British Columbia, Canada.

   Director Qualifications

•

Mr. Lee possesses particular knowledge and experience in our business as a “founder” and as our former Chief Executive Officer for over 25 years. He also has broad knowledge and experience in finance and banking, credit markets, international pulp markets, derivative risk management and capital allocation. Through his experience and background, Mr. Lee provides vision and leadership to the Board. Mr. Lee also provides the Board with insight and information regarding our strategy, operations and business.

  David M. Gandossi

DAVID GANDOSSI, age 62, has served as a director and as Chief Executive Officer and President since July 2015 and served as Executive Vice-President, Chief Financial Officer and Secretary from August 2003 to July 2015. His previous roles included Chief Financial Officer and other senior executive positions with Formation Forest Products and Pacifica Papers Inc. Mr. Gandossi has previously chaired a number of industry working committees or groups including the B.C. Pulp and Paper Task Force, the BC Bio-economy Transformation Council and the FPI National Research Advisory Committee. He also participated in the Pulp and Paper Advisory Committee to the BC Competition Council and was a member of B.C.’s Working Roundtable on Forestry. He is currently a director of The Forest Products Association of Canada (FPAC) and The Council of Forest Industries (COFI). Mr. Gandossi holds a Bachelor of Commerce degree from the University of British Columbia and is a Fellow of the Institute of Chartered Accountants of British Columbia (ICABC).

   Director Qualifications

•

Mr. Gandossi has a strong background in our business and industry, having held various roles with us since 2003 and various other senior executive positions within the forestry industry since 1994. Mr. Gandossi brings to the Board a proven track record and a deep understanding of the pulp business on a global basis. As our Chief Executive Officer, Mr. Gandossi also provides the Board with exposure to the Company’s executive team and insight into our specific strategic and operational challenges and opportunities.

  R. Keith Purchase

R. KEITH PURCHASE, age 76, has served as a director since June 2012. Mr. Purchase was Executive Vice-President and Chief Operating Officer for MacMillan Bloedel Ltd. from 1998 to 1999, President and Chief Executive Officer of TimberWest Forest Ltd. from 1994 to 1998 and Managing Director of Tasman Pulp and Paper from 1990 to 1994. Mr. Purchase was previously a director of Catalyst Paper Corporation and Chair of its board of directors.

   Director Qualifications

•

Mr. Purchase has held several very senior positions in significant companies involved in the forestry industry, including internationally. He brings to the Board extensive senior executive experience relevant to the Company’s operations, as well as significant public company board experience from a wide variety of companies.

  William D. McCartney

WILLIAM MCCARTNEY, age 64, has served as a director since January 2003. He has been the President and Chief Executive Officer of Pemcorp Management Inc., a corporate finance and management consulting firm, since its inception in 1990. From 1984 to 1990, he was a founding partner of Davidson & Company, Chartered Accountants, where he specialized in business advisory services. He has been involved with numerous capital restructuring and financing events involving several public companies and brings substantial knowledge relating to the financial accounting and auditing processes. He is a chartered accountant and has been a member of the Chartered Professional Accountants of Canada since 1980. He holds a Bachelor of Arts degree in Business Administration from Simon Fraser University.

   Director Qualifications

•

Mr. McCartney has extensive experience in accounting, financial and capital markets and international markets. He provides the Board with insight and leads its review and understanding of accounting, financial and reporting matters. Mr. McCartney provides the Board experience and leadership on accounting and financial matters in his role as Chair of the Board’s Audit Committee.

  James Shepherd

JAMES SHEPHERD, age 67, has served as a director since June 2011. He is also currently a director of Buckman Laboratories International Inc. Mr. Shepherd was President and Chief Executive Officer of Canfor Corporation from 2004 to 2007 and Slocan Forest Products Ltd. from 1999 to 2004. He is also the former President of Crestbrook Forest Industries Ltd. and Finlay Forest Industries Limited and the former Chairman of the Forest Products Association of Canada. Mr. Shepherd has previously served as a director of Conifex Timber Inc., Canfor Corporation and Canfor Pulp Income Fund (now Canfor Pulp Products Inc.). Mr. Shepherd holds a degree in Mechanical Engineering from Queen’s University.

   Director Qualifications

•

Mr. Shepherd has held several chief executive officer leadership and other senior positions in the forest industry. As a result, Mr. Shepherd brings to the Board extensive senior executive experience relevant to our operations, public company board experience and an understanding of all aspects of the forest products business, ranging from fiber harvesting to lumber and pulp and paper operations. He also brings to our Board significant experience and background in the designing, execution and implementation of large, complex capital projects at large manufacturing facilities like our mills.

  Marti Morfitt

MARTI MORFITT, age 62, has served as a director since May 2017. Ms. Morfitt is currently the President and Chief Executive Officer of River Rock Partners, Inc., a business consulting group based in Naples, Florida. Ms. Morfitt was the Chief Executive Officer of Airborne, Inc. from 2009 to 2012, the President and Chief Executive Officer and Chief Operating Officer and a Director of CNS, Inc. from 1998 to 2001 and the VP, Meals US of the Pillsbury Company from 1982 to 1998. She was a director of Life Time Fitness, Inc. from 2008 to 2015. She currently serves as a director of Graco Inc. and lululemon athletica, inc.

   Director Qualifications

•

Ms. Morfitt brings a track record of industry leading business performance in the consumer packaged goods industry. She brings to the Board extensive senior executive experience, as well as significant public company board experience from a wide variety of companies.

  Alan Wallace

ALAN WALLACE, age 60, has served as a director since June 2018. Mr. Wallace is currently the Chief Executive Officer of Peloton Advisors Inc., a corporate financial advisory firm. He is based in Vancouver, British Columbia. Mr. Wallace was the Vice Chairman, Investment Banking, CIBC World Markets Inc. from 1987 to 2013 where he was also the Co-Head of its Paper and Forest Products Group from 1995 to 2013. In this capacity, he worked with public and private companies on financial, strategic and merger and acquisition transactions. Mr. Wallace holds a Master of Business Administration from the University of Chicago and a Bachelor of Applied Science (Mech) from the University of Toronto.

   Director Qualifications

•

Mr. Wallace has significant capital markets and mergers and acquisitions experience, including relating to debt and equity financings, corporate credit facilities and financial advisory assignments. He also has extensive forest products experience relating to financings and strategic transactions in the industry. He brings to the Board extensive experience in capital markets, cyclical industries, risk management, mergers and acquisitions, securities regulatory matters, financial and accounting matters, talent management, international business, equity and debt investors and corporate strategic planning.

  Linda J. Welty

LINDA WELTY, age 64, has served as a director since June 2018. Ms. Welty is currently an independent director of Huber Engineered Materials, a global manufacturer of engineered specialty ingredients, a portfolio company of J.M. Huber Corporation and has served in that role since 2014. She is the President and Chief Executive Officer of Welty Strategic Consulting, LLC, an advisory firm focused on the development and execution of value creation strategies. She formerly served as chairman and a director of the Atlanta Chapter of the National Association of Corporate Directors, whose mission is to advance excellence in corporate governance. From 2010 to 2011 she served as a director and member of the special committee of Massey Energy Company. She served as an independent director of Vertellus Specialties, Inc. from 2007 to 2016. Ms. Welty was President and Chief Operating Officer of Flint Ink Corp., a global producer of printing inks for packaging and publication from 2003 to 2005. From 1998 to 2003, she served as President of the Specialty Group of H.B. Fuller Company, a global manufacturer of adhesives, sealants and coatings. She also served for over twenty years in global leadership roles for Hoechst AG and its former U.S. subsidiary, Celanese. She holds a Bachelor of Science in Chemical Engineering from the University of Kansas.

   Director Qualifications

•

Ms. Welty brings to the Board extensive global industrial experience spanning more than thirty-five years in corporate governance, executive leadership, operations, sales, marketing and manufacturing roles in the chemicals, specialty chemicals and energy industries.

  Rainer Rettig

RAINER RETTIG, age 61, has served as a director since February, 2020. Mr. Rettig is currently the head of the Circular Economy Program at Covestro Deutschland AG (previously known as Bayer MaterialScience, a subgroup of Bayer AG), one of the world’s largest manufacturer of high-tech polymer materials. Since 1989,

Mr. Rettig has held various senior roles at Bayer AG and Bayer MaterialScience, including Senior Vice President, Managing Director, Department Manager and Technical Marketing Manager. Mr. Rettig holds a Ph.D in polymer chemistry and polymer processing from the German Institute for Plastics and a Master Degree in polymer chemistry and polymer processing from the Technical University of Darmstadt in Germany.

   Director Qualifications

•

Mr. Rettig has extensive knowledge and experience in manufacturing, sales, marketing and management. He brings to the Board extensive global industrial experience and insight into the European and Asia-Pacific markets.

Majority Withheld Policy in Uncontested Director Elections

In order to provide Shareholders with a meaningful role in the outcome of director elections, our Board has adopted a provision on voting for directors in uncontested elections as part of our Corporate Governance Guidelines (the “Governance Guidelines”). This provision provides that any nominee in an uncontested election who receives more votes “Withheld” for his or her election than votes “For” his or her election shall have his or her term as a director terminate on the earliest to occur of: (i) 90 days after the date the election results are certified; (ii) the date such director resigns; or (iii) the date the Board fills the position. We have amended our bylaws to reflect such provision.

The complete terms of this provision are included in our Governance Guidelines which can be found at the “Investors” link on our website at www.mercerint.com.

The election of directors at the Meeting is an uncontested election.

Board Snapshot

The following tables provide a snapshot of the independence, tenure, age and diversity of our director nominees.

Board Tenure and Refreshment

Maintaining an appropriate balance of tenure among directors is part of the Board’s consideration. Longer serving directors bring valuable experience and knowledge with respect to our business, industry and strategic and operational challenges.

Newer directors bring, along with their own personal experiences, fresh perspective and ideas.

Over the last three years, we have identified and added four new independent directors to the Board.

We do not believe that directors should be subject to term or age limits. While term and age limits could facilitate fresh ideas and viewpoints being consistently brought to the Board, we believe they are counter-balanced by the disadvantage of causing the loss of directors who, over a period of time, have developed insight into our strategies, operations and risks and continue to provide valuable contributions to Board deliberations. We believe that our decision not to establish term or age limits is consistent with the prevailing practice among companies in the S&P 500. We recognize that certain governance stakeholders have suggested that longer-serving directors may have decreased independence and objectivity; however, we believe that arbitrarily removing knowledgeable directors and the oversight consistency they bring – particularly during periods of management change – weighs against strict restrictions on director tenure. Ultimately, it is our Board’s responsibility to establish Board refreshment policies, using its discretion in the best interests of the Company and our Shareholders.

Snapshot of Attributes of Director Nominees

All director nominees exhibit the following personal attributes:

•	Integrity

•	Prepared to represent the best interests of all Shareholders
•	Diversity

•	A proven record of success
•	Collegiality

•	Prepared to participate actively in Board activities

Our director nominees also have the following qualifications:

	Forest Products & Related Industry Experience	Senior Leadership Experience	Public Company Board Experience	Capital Markets & Financial Experience	International Business Experience	Independence

Jimmy S.H. Lee	✓	✓	✓	✓	✓

David M. Gandossi	✓	✓	✓	✓	✓

William D. McCartney		✓	✓	✓	✓	✓

James Shepherd	✓	✓	✓	✓	✓	✓

R. Keith Purchase	✓	✓	✓	✓	✓	✓

Martha A.M. (Marti) Morfitt		✓	✓	✓	✓	✓

Alan C. Wallace	✓	✓		✓	✓	✓

Linda J. Welty	✓	✓	✓	✓	✓	✓

Rainer Rettig	✓	✓			✓	✓

CORPORATE GOVERNANCE AND BOARD MATTERS

Role of the Board

Our Board makes major policy decisions, participates in strategic planning, oversees risk management and reviews management’s performance and effectiveness. Certain important matters must be dealt with by our Board, such as the approval of financial statements and the declaration of dividends to our Shareholders. Through our Governance Guidelines and/or formal resolution, the Board reserves for itself the right to make certain decisions and delegates others to management. In some matters, management’s discretion is limited by dollar thresholds beyond which Board approval is required.

Key Areas of Board Oversight

Responsibility	Activities

Conduct and Culture

•  Setting the tone from the top.

•  Championing our values and satisfying ourselves that a culture of integrity is maintained by us. This is furthered by our Code of Business Conduct and Ethics and other policies.

•  Promoting a respectful environment where colleagues can speak up and challenge behaviours that do not align with our values.

Responsibility	Activities

Strategic Planning

•  Overseeing our strategic direction and the formulation of our plans and priorities ensuring alignment with our risk appetite.

•  Annually approving our strategic plan and initiatives which takes into account, among other things, the opportunities and risks of our business and aspects of our sustainability initiative.

•  Approving our financial objectives and operating plans including significant capital allocations, expenditures and transactions that exceed prescribed thresholds.

•  Regularly discussing and reviewing aspects of strategy with management and monitoring the implementation of strategic initiatives.

•  Reviewing and approving our organizational structure.

•  Reviewing the results of our annual business performance assessments.

Risk Management

•  Overseeing and approving our risk management and appetite.

•  Through our Board committees, overseeing strategic risk policies and monitoring conduct.

•  Promoting a strong risk culture and ensuring conduct aligns with our business-wide risk appetite.

Financial Reporting and Internal Controls

•  Overseeing compliance with applicable audit, accounting and financial reporting requirements.

•  Requiring management to implement and maintain effective systems of internal control, including management information systems.

•  Through our Audit Committee, assessing the adequacy and effectiveness of systems of internal control.

•  Approving the quarterly and annual financial reports.

Talent Management and Succession Planning

Together with our Compensation and Human Resources Committee:

•  Reviewing strategies and programs for assessment and development of senior talent;

•  Supervising succession planning processes, which include selection, appointment and the development of our Chief Executive Officer and other senior executives; and

•  Evaluating and approving compensation of our Executive Chairman, Chief Executive Officer and senior management team in a manner consistent with practical incentives.

Governance

•  Through our Governance and Nominating Committee, monitoring best practices in governance, developing corporate governance principles and guidelines and establishing appropriate structures and procedures to allow our Board to function effectively and independently of management.

Governance Guidelines, Code of Conduct and Other Policies Available on Our Website

The Governance section of our website contains our policies regarding our governance and other practices including:

•	our Governance Guidelines;

•	our Code of Business Conduct and Ethics;

•	our Whistleblower Policy;

•	our Environmental Policy;

•	our Health and Safety Policy;

•	our Securities Law Compliance Policy;

•	our Hedging Transactions Policy;

•	our Anti-Corruption Policy; and

•	our Western Canada Indigenous Relations Policy.

Our Board has adopted our Governance Guidelines to provide a set of flexible guidelines for the effective functioning of our Board which Governance Guidelines are reviewed regularly and revised as necessary or appropriate in response to changing regulatory requirements and evolving best practices. The Governance Guidelines include our charters for each Board committee and our Audit Committee Charter.

Our Governance Guidelines also:

•	provide for the duties and responsibilities of the Board, its committees and certain of our officers including our Chief Executive Officer;

•	provide for practices with respect to the holding of regular quarterly and strategic meetings of the Board, including separate meetings of non-employee directors; and

•	reserve to the Board specific approval and authority for certain decisions or matters.

Our Code of Business Conduct and Ethics, which applies to our directors and all of our executive officers, is designed to deter wrongdoing and promote:

•	honest and ethical conduct;

•	avoidance of conflicts of interest;

•	full, fair, accurate and timely disclosure in our public filings with the SEC;

•	compliance with applicable governmental laws, rules and regulations;

•	prompt internal reporting of violations of the code; and

•	accountability for adherence to the code.

Our Whistleblower Policy provides a set of procedures for our employees to report, on a confidential basis, their concerns or complaints about questionable accounting or auditing matters or violations of legal or regulatory requirements and for the Audit Committee to receive and respond to such concerns and complaints.

Our Securities Law Compliance Policy applies to the handling of our material non-public information or other companies with whom we deal and the buying and selling of our stock and other securities and those of other companies.

Our Hedging Transactions Policy, which applies to our directors and all of our executive officers, is designed to prohibit such individuals from hedging their Mercer stock, including trading in options, puts, calls or other derivative instruments relating to our securities.

Our Anti-Corruption Policy is designed to expand upon the provisions of our Code of Business Conduct and Ethics relating to international operations and ensure compliance by us and our directors, officers, employees and agents with the United States Foreign Corrupt Practices Act of 1977 and other applicable anti-corruption laws.

Our Environmental Policy is designed to promote responsible environmental stewardship and to encourage efforts in protecting and sustaining our resources and their ecosystems in the course of our operations. Our Health and Safety Policy applies to all of our employees and operations, and is designed to promote the creation and maintenance of a safe and healthy work environment. Both the Environmental Policy and Health and Safety Policy outline certain practices we undertake to promote positive environmental performance and a safe and healthy workplace.

Board Meetings and Attendance

In 2019,

•	each member of the Board attended at least 75% of all meetings of our Board and each committee on which he or she serves;

•	each of our independent directors attended at least 75% of our executive sessions for independent directors without management; and

•

all of our directors attended the annual meeting held in June 2019. (Although we do not have a formal policy with respect to attendance of directors at our annual meetings, all directors are encouraged and expected to attend such meetings in person or through the virtual meeting, if possible.)

Current committee membership and the number of meetings of our full Board and committees held in 2019 are shown in the table below.

	Board	Audit Committee	Compensation and Human Resources Committee(1)	Governance and Nominating Committee	Environmental, Health and Safety Committee(1)

Jimmy S.H. Lee

David M. Gandossi

William D. McCartney

James Shepherd

R. Keith Purchase

Marti Morfitt

Alan Wallace

Linda Welty

Number of 2019 Meetings	10	4	6	4	4

Chair	Member	Lead Independent Director

(1)	Mr. Rettig was appointed to the Board on February 14, 2020 and will be appointed to the Compensation and Human Resources Committee and the Environmental, Health and Safety Committee.

Affirmative Determination Regarding Director Independence

The NASDAQ listing standards require that a majority of the members of a listed company’s board of directors be independent.

To determine whether directors are independent, the Board uses information about their personal and business relationships. The Board collects this information from sources such as:

•	director responses to an annual detailed questionnaire; and

•	director biographical information.

Based upon the NASDAQ rules, our Board has determined that the following seven director nominees are independent and represent 78% of our director nominees:

Board Leadership Structure

Our Board is responsible for overseeing the exercise of corporate power and seeing that our business and affairs are managed to meet our own stated goals and objectives and that the long-term interests of our Shareholders are served.

Our Governance and Nominating Committee, which is made up entirely of independent directors, is responsible for the continuing review of the governance structure of the Board, and for recommending to the Board governance structures and practices best suited for our particular situation. This committee determines what leadership structure it deems appropriate, based on factors such as experience of the applicable individuals and the current business environment.

In 2019, after its review of our Governance Guidelines, the Governance and Nominating Committee recommended and our Board adopted new amended and restated Governance Guidelines.

Our Board Leadership Structure	Practices

Leadership:

•  Executive Chairman

•  Lead Director

•  Audit, Compensation and Human Resources and Governance and Nominating Committees led by and composed solely of independent directors

•  Active engagement by all directors

Our Board leadership structure includes practices such as:

•  a Lead Director, who provides leadership to our independent directors, assists in establishing agendas for Board and committee meetings and chairs executive sessions of our independent directors; and

•  holding regular executive sessions at each Board meeting to allow for the active engagement of independent directors and appropriate oversight of management.

The Board believes our leadership structure and practices provide an optimal framework to guide the Company and maintain the focus required to achieve our long-term business goals.

Our Board believes that it should maintain flexibility to select our Chairman and its Board leadership structure from time to time and our policies do not preclude our Chief Executive Officer from also serving as Chairman of the Board. Our Executive Chairman, Mr. Lee, was formerly our Chief Executive Officer until 2015 when he became Executive Chairman. Our Board believes Mr. Lee serving as Executive Chairman allows the Board to benefit from Mr. Lee’s in-depth knowledge of our business and industry as well as leadership in formulating and implementing strategic initiatives.

In considering its leadership structure, the Board has taken a number of factors into account. In particular, the Governance and Nominating Committee has sought to ensure that independent backgrounds and opinions dominate both the Board and the Board’s committees. Consequently, the Board, which currently consists of seven independent directors out of nine, who are highly qualified and experienced, exercises a strong, independent oversight function. This oversight function is enhanced by the fact that all of the Chairs of our Board committees are independent directors, and the Audit Committee, Compensation and Human Resources Committee and Governance and Nominating Committee are composed entirely of independent directors.

Our Board leadership structure and practices, including the appointment of a Lead Director for a three-year term and meetings in executive sessions, support the independence of our non-employee directors. Meetings are also held formally and informally from time to time with our Executive Chairman and Chief Executive Officer for discussion of relevant subjects.

Duties and Responsibilities of Lead Director

Lead Director	Primary Responsibilities

Lead Director

R. Keith Purchase

Executive Sessions Led in 2019: 7

Average Attendance of Independent Directors at Executive Sessions in 2019: 97%

The position of Lead Director comes with a clear mandate and significant authority. While the Lead Director is elected annually, in order to provide consistency and continuity, it is generally expected that he or she will serve for a three-year term.

The Lead Director shall serve in such capacity for not more than two consecutive three-year terms.

Mr. Purchase was appointed Lead Director and Chair of our Governance and Nominating Committee in June 2018.

•  Provide leadership to non-employee directors on the Board.

•  Ensure that the Board can operate independently of management.

•  Serve as a liaison between the independent directors and the Executive Chairman.

•  Ensure that the Board has adequate resources to support its decision-making process and is appropriately approving strategy and supervising management’s progress against that strategy.

•  Ensure, with the Executive Chairman, that the committees are working effectively.

•  Establish, in consultation with the Executive Chairman and Chief Executive Officer, procedures to govern the Board’s work, ensuring that the Board is appropriately approving strategy and supervising management’s progress against that strategy.

•  Provide input and help to develop, with the Executive Chairman, Board agendas and timetables for Board and committee meetings.

•  Annually review the effectiveness of the Board and committees in conjunction with the Governance and Nominating Committee.

•  Lead and assist the Board in the discharge of its duties and responsibilities.

•  Ensure that independent directors have adequate opportunities to meet and discuss without management present.

•  Chair meetings of the Board when the Executive Chairman is not in attendance.

•  Ensure delegated committee functions are carried out and reported to the Board.

•  Be the senior spokesperson for the Board on governance matters and executive management compensation matters.

•  Ensure that the Board receives adequate and regular updates from the Executive Chairman and Chief Executive Officer on all issues important to the business and future of the Company.

Executive Sessions

Our Board believes it is important to have executive sessions without the Chief Executive Officer, Executive Chairman and other members of management, which are scheduled during every meeting of the Board. Our independent directors have robust and candid discussions at these executive sessions, during which they evaluate the performance of the Chief Executive Officer, Executive Chairman and other senior officers, our governance practices, the reports of our independent registered public accountants, the meetings themselves and any other relevant matter.

Mr. Purchase was appointed our Lead Director effective June 1, 2018. In 2019, he chaired all seven executive sessions of our independent directors. Our independent directors generally hold two executive sessions at each meeting of the Board, both before and after such meetings.

Committees of the Board

Our Board currently has four standing committees: the Audit Committee, the Compensation and Human Resources Committee, the Governance and Nominating Committee and the Environmental, Health and Safety Committee. Our committee meetings are generally open to all directors, who often voluntarily attend all committee meetings.

Audit Committee	Primary Responsibilities

Members in 2019:

•  William D. McCartney (Chair)

•  Marti Morfitt

•  Alan Wallace

Meetings in 2019: 4

Average Attendance in 2019: 100%

All members satisfy the audit committee independence requirements of the NASDAQ rules and are financially sophisticated, as interpreted by the Board.

Our Board has also determined that the committee Chair, Mr. McCartney, qualifies as an “audit committee financial expert”, as defined in applicable SEC rules and applicable NASDAQ listing standards.

•  Oversee our accounting and financial reporting processes, including the review of the financial statements to be included in our annual reports on Form 10-K and quarterly reports on Form 10-Q, the external audit process and our systems of internal accounting and financial controls.

•  Provide an open avenue of communication between the Board, management and our independent registered public accounting firm.

•  Appoint and approve the Company’s independent registered public accounting firm, all audit engagement terms and fees to be paid to the independent auditor.

•  Oversee the relationship with our independent registered public accounting firm, including reviewing auditor independence, the scope of their work and the pre-approval of audit and non-audit services.

•  Review our quarterly and financial results with management and our independent registered public accounting firm and, based on such review, recommend to the Board that quarterly and annual financial statements be included in our annual reports on Form 10-K and quarterly reports on Form 10-Q.

•  Meet with and review the results of the annual audit performed by the independent registered public accounting firm and the results of their review of our annual and quarterly financial statements.

•  Review and approve the terms of all related party transactions.

•  Review management’s assessment of the effectiveness of our internal controls over financial reporting and consider with management and our independent registered public accounting firm whether any changes to such internal controls are appropriate.

•  Review periodically and discuss with management our major risk exposures.

•  Establish and maintain procedures for receiving, reviewing and responding to complaints regarding accounting, internal accounting controls or auditing matters.

•  Review and reassess the adequacy of our Audit Committee Charter annually and recommend any changes to the Board for approval.

Compensation and Human Resources Committee	Primary Responsibilities

Members in 2019:

•  Marti Morfitt (Chair)

•  James Shepherd

•  Alan Wallace

Meetings in 2019: 6

Average Attendance in 2019: 100%

All members of the Compensation and Human Resources Committee have been determined to be independent directors under NASDAQ rules.

•  Oversee appropriate compensation practices and determine the compensation and other benefits for executive officers.

•  Periodically review and advise the Board on our overall compensation philosophy and plans and assess the competitiveness and adequacy of our compensation programs.

•  Analyze executive compensation data, including base salaries, annual bonuses, long-term incentives and pay, as well as executive compensation principles, strategies, trends, regulatory requirements and current programs.

•  Annually review and recommend compensation packages for both our Executive Chairman and Chief Executive Officer and approve the compensation packages for our other executive officers.

•  Based on discussions with our independent directors, the Chair of the Governance and Nominating Committee and the Chair of the Compensation and Human Resources Committee, annually review the performance of our Executive Chairman and Chief Executive Officer.

•  Review and make recommendations to our Board with respect to non-employee director compensation, including compensation for members of committees of the Board.

•  Administer the Company’s incentive compensation and equity-based plans, including reviewing and approving equity grants to executive officers and employee benefit plans and other perquisites.

•  Review annual performance objectives and goals for our executive officers and actual performance against previous year’s goals to evaluate individual performance and, in turn, compensation levels.

•  Annually review and approve the peer group companies used for the purposes of assessing executive officer compensation.

•  Review and approve management development strategies and succession plans for our key executive officers.

•  Review and consider the results of any advisory vote on executive compensation.

•  Review and assess the adequacy of its charter and recommend any changes to the Board for approval.

Governance and Nominating Committee	Primary Responsibilities

Members in 2019:

•  R. Keith Purchase (Chair)

•  William D. McCartney

•  Linda Welty

Meetings in 2019: 4

Average Attendance in 2019: 100%

All members of the Governance and Nominating Committee have been determined to be independent directors under NASDAQ rules.

•  Provide leadership with respect to corporate governance.

•  Recommend to the Board nominees for appointment to the Board, including identifying and screening potential Board candidates and committee members.

•  Make recommendations to the other independent directors for their selection of the Lead Director.

•  Determine the skills, qualifications and other expertise required of directors and develop criteria to be considering in selecting potential Board candidates.

•  Develop and monitor our overall approach to corporate governance issues.

•  Review with the Board, on a regular basis, the methods and processes by which the Board fulfills its duties and responsibilities.

•  Evaluate the overall effectiveness of the Board and its performance.

•  Based on discussions with our independent directors, the Chair of the Governance and Nominating Committee and the Chair of the Compensation and Human Resources Committee, annually review the performance of our Executive Chairman and Chief Executive Officer.

•  Review our Governance Guidelines, including committee charter, in light of changing conditions and make recommendations to the Board on appropriate modifications.

•  Monitor compliance with our Governance Guidelines.

Environmental, Health and Safety Committee	Primary Responsibilities

Members in 2019:

•  James Shepherd (Chair)

•  Jimmy S.H. Lee

•  R. Keith Purchase

•  David Gandossi

•  Linda Welty

Meetings in 2019: 4

Average Attendance in 2019: 100%

All members of the Environmental, Health and Safety Committee, other than Messrs. Lee and Gandossi, have been determined to be independent directors under NASDAQ rules.

•  Review, approve and, if necessary, revise the environmental, health and safety policies and environmental compliance programs of the Company.

•  Monitor the Company’s environmental, health and safety management systems including internal and external audit results and reporting.

•  Provide direction to management on the frequency and focus of external independent environmental, health and safety audits.

•  Review and assess its charter and recommend any changes to the Board for approval.

Risk Oversight

The Board oversees the proper safeguarding of our assets, the maintenance of appropriate financial and other internal controls and our compliance with applicable laws and regulations and proper governance. Inherent in these responsibilities is the Board’s understanding and oversight of the various risks facing us. The Board does not view risk in isolation. Risks are considered in virtually every business decision and as part of our business strategy. The Board recognizes that it is neither possible nor prudent to eliminate all risk. Indeed, purposeful and appropriate risk-taking is essential for us to be competitive on a global basis and to achieve our long-term strategic business objectives.

Oversight of Risk

•  The Board oversees risk management.

•  Board committees, which meet regularly and report back to the full Board, play significant roles in carrying out the risk oversight function.

•  Management is charged with managing risk, through robust internal processes and effective internal controls.

Effective risk oversight is an important priority of the Board. The Board has implemented a risk governance framework designed to:

•	understand critical risks in our business and strategy;

•	allocate responsibilities for risk oversight among the full Board and its committees;

•	evaluate our risk management processes and whether they are functioning adequately;

•	facilitate open communication between management and directors; and

•	foster an appropriate culture of integrity and risk awareness.

A key part of our success is our long term sustainability. As a result, as part of its mandate, the Board oversees our initiatives and communication relative to our sustainability initiatives relating to “Environmental, Social and Governance” (“ESG”) matters.

While the Board oversees risk management, our management is charged with managing risk.

We have robust internal processes and an effective internal control environment which facilitate the identification and management of risks and regular communication with the Board. These include an enterprise risk management program under the leadership of the Chief Financial Officer, regular internal management disclosure committee meetings, a Code of Business Conduct and Ethics and other policies, strong internal controls and a comprehensive external audit process. The Board and the Audit Committee monitor and oversee the evaluation of the effectiveness of the internal controls and the risk management program. Management communicates routinely with the Board, Board committees and individual directors on the significant risks identified and how they are being managed. Directors are free to, and indeed often do, communicate directly with senior management.

The Board implements its risk oversight function both as a whole and through delegation to Board committees, which meet regularly and report back to the full Board. Board committees assist in carrying out the risk oversight function as follows:

Audit Committee: Oversees risks related to our financial statements, the financial reporting process and accounting and legal matters. The committee oversees the audit function, our ethics programs, including the Code of Business Conduct and Ethics, our Whistleblower Policy and our quality, safety, environmental assurance and information technology security programs. The committee periodically receives reports on and discusses oversight of our risk management process and reviews significant risks and exposures identified by management or the independent auditors (whether financial, operating or otherwise), and management’s steps to address them. In connection with its oversight of these matters, the committee members will regularly meet separately with representatives of the independent auditors.

Compensation and Human Resources Committee: Evaluates the risks and rewards associated with our compensation philosophy and programs. As discussed in more detail in the Compensation Discussion and Analysis herein, the committee reviews and approves compensation programs with features that mitigate risk without diminishing the incentive nature of the compensation. Management discusses with the committee the procedures that have been put in place to identify and mitigate potential risks in compensation. This committee also oversees management development and succession planning across senior management positions.

Environmental, Health and Safety Committee: Oversees our environmental, health and safety policies and environmental compliance programs and associated risks relating thereto. In connection with such oversight, the committee regularly visits and tours our mills and meets with mill-level managers, superintendents and other employees.

Governance and Nominating Committee: Oversees our governance practices, director succession and committee leadership to manage risks associated with corporate governance.

The full Board regularly evaluates and discusses risk, risk mitigation strategies and our internal control environment. Topics examined at these meetings include, but are not limited to, financial risks, environmental risks, governance risks, political and regulatory risks, legal risks, information technology risks, economic risks, risks relating to growth strategies, social licence and stakeholder risks and risks related to our productivity and reinvestment efforts. Because overseeing risk is an ongoing process and inherent in our strategic decisions, the Board also discusses risk throughout the year.

We believe that our Board leadership structure, previously discussed herein, supports the risk oversight function of the Board. We have an Executive Chairman, a Chief Executive Officer, a Lead Director and strong directors chairing the various committees involved with risk oversight. There is open communication between management and directors and all directors are actively involved in the risk oversight function.

To learn more about risks facing us, you can review the factors included in Part 1, Item 1A. “Risk Factors” in the Form 10-K. The risks described in the Form 10-K are not the only risks facing the Company. Additional risks and uncertainties not currently known or that may currently be deemed to be immaterial also may materially adversely affect the Company’s business, financial condition or results of operations in future periods.

During fiscal 2019, risk areas of particular Board and committee focus included:

•	industry supply and demand balances and the outlook and potential changes and disruptions in fiber supply;

•	expansion and growth of our business in the forest products and related or ancillary businesses;

•	financial risks including balance sheet strength through an industry downturn;

•	cybersecurity;

•	our sustainability initiatives including ESG matters;

•	the uncertain global economic environment, including potential issues regarding international trade, including tariffs, and its effects on our business;

•	Shareholder distributions; and

•	our continuing succession planning.

Talent Management Oversight and Succession Planning

In light of the importance of executive leadership, we have a succession planning process which is held at least semi-annually. The process encompasses a broad group of managers and executives up to and including the Chief Executive Officer.

Our Compensation and Human Resources Committee, together with our Chief Executive Officer, reviews our executive succession planning procedures, including management development activities. We generally strive to appoint our most senior executives from within. To this end, individuals who are identified as having potential for senior executive positions are evaluated by the Compensation and Human Resources Committee. The careers of such persons are monitored to ensure that, over time, they have appropriate exposure to our Board and interact with the Board in various ways, including through participation in certain Board meetings and other Board-related activities and meetings with individual directors, both in connection with director visits to our mills and otherwise.    Our Compensation and Human Resources Committee reviews and discusses with our independent directors the performance and assessment of certain executives and the succession plans for such positions including evaluation of potential successors. In addition, selected executives are provided with continuing management education through attendance at senior level educational programs, courses and seminars.

A primary responsibility of the Board is succession planning for our Chief Executive Officer. Our Compensation and Human Resources Committee, together with our Lead Director, will periodically review potential Chief Executive Officer successors with the independent directors and the Board. This review includes discussions and feedback about our development plans for our senior executives to help prepare them for future succession and contingency plans in the event of our Chief Executive Officer’s departure for any reason.

Our Director Nominations Process

Our Board is responsible for approving candidates for Board membership. The Board has delegated the screening and recruitment process to our Governance and Nominating Committee.

Criteria for Directors

Our Board believes that certain criteria should be met by director nominees to ensure effective corporate governance, support our strategies and businesses, account for individual director attributes and the effect of the overall mix of those attributes on the Board’s effectiveness, and support the successful recruitment of qualified candidates for the Board. Qualified candidates are those who, in the judgment of the Governance and Nominating Committee, possess certain personal attributes and a sufficient mix of experience and related attributes to assure effective service on the Board. The personal attributes of director nominees that the Governance and Nominating Committee considers include:

•	Best Interests of All Shareholders. Each candidate must be prepared to represent the best interests of all Shareholders and not just one particular constituency;

•

Integrity. Each candidate shall be an individual who has demonstrated integrity and ethics in his or her personal and professional life and has established a record of professional accomplishment in his or her chosen field;

•

Independence. No candidate, or family member (as defined in NASDAQ rules) or affiliate or associate (as defined in federal securities laws) of a candidate, shall have any material personal, financial or professional interest in any present or potential competitor of the Company;

•

Experience. Each candidate should possess professional and personal experiences and expertise relevant to our goals of being one of the world’s leading forest products companies focused on kraft pulp, energy and chemical production, lumber and extractives;

•

Active Participation. Each candidate must be prepared to participate fully in Board activities, including active membership on at least one Board committee and attendance at, and active participation in, meetings of the Board and the committee(s) of which he or she is a member, and not have other personal or professional commitments that would, in the Governance and Nominating Committee’s sole judgment, interfere with or limit his or her ability to do so;

•	Collegiality. Each candidate should contribute positively to the existing chemistry and collegial culture among Board members; and

•

Diversity. Each candidate should contribute to the Board’s overall diversity – diversity being broadly construed to mean a variety of viewpoints, perspectives, personal and professional experiences and backgrounds, such as nationality, gender and ethnicity differences.

The Board prefers a mix of backgrounds and experiences among its members. The Board does not follow any ratio or formula to determine the appropriate mix. Rather, it uses its judgment to identify and determine nominees whose backgrounds, attributes and experiences, taken as a whole, will contribute to high standards of Board service.

Processes for Identifying Director Candidates

Our Governance and Nominating Committee has two principal methods for identifying potential Board candidates (other than those proposed by Shareholders, as discussed below).

Internal Process for Identifying Candidates

●

Our Governance and Nominating Committee solicits ideas for possible candidates from a number of sources, including other members of the Board, senior executives, individuals personally known to Board members and research.

●

Our Governance and Nominating Committee may, from time to time, use its authority under its charter to retain, at our expense, one or more search firms to identify candidates (and to approve such firms’ fees and other retention terms). The Governance and Nominating Committee did not retain a search firm during fiscal 2019.

Our Governance and Nominating Committee will also consider nominees recommended by Shareholders as candidates for Board membership. A Shareholder wishing to nominate a candidate for Board membership should provide written notice to the Governance and Nominating Committee in the care of the Secretary, Mercer International Inc., Suite 1120, 700 West Pender Street, Vancouver, B.C., Canada V6C 1G8. To nominate a candidate for election to the Board at an annual meeting, the notice must be received not less than 120 days before the first anniversary of the date of the Company’s Proxy Statement released to Shareholders in connection with the annual meeting held in the prior year. The notice should contain information about both the nominee and the Shareholder making the nomination, including such information regarding each nominee required to be included in a proxy statement filed pursuant to SEC rules and regulations and such other information sufficient to allow the Governance and Nominating Committee to determine if the candidate meets the criteria for Board membership described above. The Governance and Nominating Committee may require that the proposed nominee furnish additional information to determine that person’s eligibility to serve as a director. All recommendations will be brought to the attention of the Governance and Nominating Committee.

Evaluation of Director Candidates

The Governance and Nominating Committee will consider and evaluate all candidates identified through the processes described above, including incumbents and candidates proposed by Shareholders.

If, based upon the Governance and Nominating Committee’s initial evaluation, the candidate continues to be of interest, members of the committee will interview the candidate and communicate their evaluation to the rest of its members and the Executive Chairman and Chief Executive Officer. Additional meetings between the candidate and other members of the Governance and Nominating Committee and the Executive Chairman and Chief Executive Officer may also be arranged. Ultimately, background and reference checks will be conducted by the Governance and Nominating Committee.

As a result of its work and consideration of potential candidates, the Governance and Nominating Committee endeavors to maintain an evergreen list of potential candidates.

Recommendation and Nomination

After consideration, the Governance and Nominating Committee will finalize its list of recommended candidates to the Board for its consideration. Candidates who are then recommended by the Governance and Nominating Committee and approved by our Board are included in our recommended slate of director nominees in our proxy statement.

The Governance and Nominating Committee reviewed a number of potential candidates and, together with the Chief Executive Officer, members of the Governance and Nominating Committee met several candidates personally, both formally and socially. Based upon such reviews and meetings, the Governance and Nominating Committee recommended and the Board unanimously approved the appointment of Mr. Rettig as a director on February 14, 2020.

Potential Future Changes to Nomination Process

Our nomination policies are intended to provide a flexible set of guidelines for the effective functioning of our director nomination process. Our Governance and Nominating Committee reviews the nomination policy at least annually to consider and make such modifications as may be required to reflect our then needs and circumstances and to address any changes in applicable legal or listing standards. Our Governance and Nominating Committee may amend the nomination policy at any time, in which case the most current version will be available on our website.

Board Size Considerations

When determining its optimal size, the Board considers and balances two primary goals:

•	the business need for diversity of experience, perspective, and expertise that aligns with our strategic goals and objectives; and

•	the need to be small enough to permit effective and open discussion and responsive and timely decision making.

The Board believes nine directors to be an appropriate size for the scope and nature of our business.

Director Education

New Director Education

Our new director orientation program covers our vision, strategies, risks, financial matters, internal controls, corporate governance practices and policies, succession planning and non-director compensation. As part of such orientation, new directors visit our mills to better understand our operations.

Continuing Education

Our continuing education program consists of regular visits to our operating facilities, meetings and social engagements with our operating personnel, customer visits and other meetings and visits on topical matters such as at research and development facilities. We provide updates to our Board on relevant topics at meetings throughout the year. We also provide ongoing education to our directors through participation in the National Association of Corporate Directors. We also reimburse directors who attend education programs and institutions for fees and related expenses.

Director Evaluation

Our Board annually reviews the effectiveness of the Board, its committees and individual directors as part of its ongoing commitment to improve their oversight, guidance and review of senior management.

This evaluation process is conducted by our Governance and Nominating Committee, which conducts an annual evaluation of our Board, Board committees and directors. The evaluation also evaluates our Executive Chairman, Chief Executive Officer and Lead Director. The process is led by the Lead Director, who is also the Chair of the Governance and Nominating Committee. These evaluations help the Board develop priorities, form part of our assessment of the skills and competences needed by the Board to support our strategic objectives, consider potential director nominee candidates and refine our corporate governance practices.

Expectations of our Directors

In assessing our director effectiveness, we consider the following to be key criteria in each individual’s performance:

DEDICATION • Prioritizes our needs • Commits fully to the accountability and success of our Board • Seeks to continuously improve and raise the bar

INTEGRITY • Works for our greater good • Demonstrates high ethical standards • Upholds our values

BUSINESS ACUMEN • Focuses on the right performance outcomes • Balances short-, medium- and longer-term objectives • Exhibits sound judgment and thoughtfully balances trade-offs

ENGAGEMENT • Engages fully and makes a meaningful contribution at all meetings • Actively promotes collegiality • Considers the input of others and provides thoughtful advice

COURAGE • Appropriately challenges the status quo • Can make tough decisions • Champions change

STRATEGIC ORIENTATION • Discusses pros and cons of strategic initiatives • Assesses global opportunities for alignment with our overall strategy

Shareholder Engagement

We believe that effective corporate governance should include regular, constructive conversations with our Shareholders. Over the past year, we have continued our engagement of Shareholders, including through the following:

•	certain of our executives meet regularly with financial analysts, investors and Shareholders and attend and present at investor conferences;

•	we broadcast live quarterly and annual earnings calls and archive them on our website;

•

Shareholders are encouraged to attend our annual meetings, where they have the opportunity to direct questions to our Chief Executive Officer and other NEOs. We have implemented a process for Shareholders to attend the Meeting through the Internet in order to better facilitate Shareholder participation; and

•	Shareholders can communicate with the Board as described below under “Shareholder Communications with Board”.

We also annually evaluate proxy season trends, corporate governance best practices, regulatory developments, shareholder feedback and our current practices.

Shareholder Communications with Board

Shareholders who wish to communicate with the Board (other than with respect to a complaint or concern regarding accounting, internal accounting controls or auditing matters which must be directed to the Audit Committee as described below) should send written correspondence to the Board in the care of the Secretary,

Mercer International Inc., Suite 1120, 700 West Pender Street, Vancouver, B.C., Canada V6C 1G8. The correspondence should indicate that the person sending the correspondence is a Shareholder and set out the purpose of such communication. The Secretary will: (i) forward the correspondence to the director to whom it is addressed or, in the case of correspondence addressed to the Board generally, to the Lead Director; (ii) attempt to handle the inquiry directly where it is a request for information about the Company; or (iii) not forward the correspondence if it is primarily commercial in nature or if it relates to an improper topic. All such correspondence will be summarized for the Board periodically, and each such correspondence will be made available to any director upon request.

Complaint Procedure

The Audit Committee has established procedures for: (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential and anonymous submission by the Company’s employees and others of concerns regarding questionable accounting or auditing matters. A person wishing to notify the Company of such a complaint or concern should send a written notice thereof, marked “Private & Confidential’’, to the Chair of the Audit Committee, Mercer International Inc., Suite 1120, 700 West Pender Street, Vancouver, B.C., Canada V6C 1G8.

Shareholding Guideline for Non-Employee Directors and NEOs

We have a target shareholding guideline in place for our non-employee directors which provides each non-employee director should, within three years of becoming a director, own a minimum number of Shares which is equal in value to three times the amount of their annual cash retainer. As of the Record Date, all of our non-employee directors who have been directors for at least three years as of such date, including our Lead Director, met the guideline amount.

In 2019, we adopted a share ownership policy for our NEOs which requires our Chief Executive Officer and Executive Chairman to hold Shares having a value equal to at least five times their base salary and our other NEOs to hold Shares with a value equal to three times their base salary. NEOs will have five years to achieve the required threshold.

Review and Approval of Related Party Transactions

The Board recognizes that related party transactions can present a heightened risk of potential or actual conflicts of interest and may create the appearance that decisions are based on considerations other than our and our Shareholders’ best interests. As a result, the Board prefers to avoid related party transactions. However, the Board recognizes that there are situations where related party transactions may be in, and not inconsistent with, our and our Shareholders’ best interests.

As a result, pursuant to our Governance Guidelines and the Audit Committee’s Charter, the Board has delegated to the Audit Committee responsibility for reviewing and approving the terms and conditions of all proposed transactions between us, any of our officers, directors or Shareholders who beneficially own more than 5% of our outstanding Shares, or relatives or affiliates of any such officers, directors or Shareholders, to ensure that such related party transactions are fair and are in our overall best interest and that of our Shareholders.

In the case of transactions with employees, a portion of the review authority is delegated to supervising employees pursuant to the terms of our Code of Business Conduct and Ethics.

The Audit Committee has not adopted any specific procedures for conduct of reviews and considers each transaction in light of the facts and circumstances. In the course of its review and approval of a transaction, the Audit Committee considers, among other factors it deems appropriate:

•	whether the transaction is fair and reasonable to us;

•	the business reasons for the transaction;

•	whether the transaction would impair the independence of one of our non-employee directors; and

•	whether the transaction is material, taking into account the significance of the transaction.

The Audit Committee has the authority to approve a related party transaction if the committee determines that the transaction is on terms that are not inconsistent with our and our Shareholders’ best interests.

Any member of the Audit Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote respecting approval or ratification of the transaction, provided, however, that such director may be counted in determining the presence of a quorum at a meeting of the committee that considers the transaction.

DIRECTORS’ COMPENSATION

Directors’ Compensation

During the 2019 fiscal year, our non-employee directors received the following cash retainers and grants of restricted stock under the 2010 Stock Incentive Plan (the “2010 Plan”):

	Cash Retainer	Restricted Stock Awards

Non-Employee Directors (other than the Lead Director)	$60,000	$70,000	(1)

Lead Director	$100,000	$100,000	(1)

Chairman of Audit Committee	$20,000

Chairman of Compensation and Human Resources Committee	$20,000

Chairman of Governance and Nominating Committee	$20,000

Chairman of Environmental, Health and Safety Committee	$20,000

(1)

6,980 and 4,885 shares of restricted stock were granted to our lead director and each of our non-employee directors, respectively, following our annual meeting of Shareholders held in 2019 and the restrictions thereon shall lapse on the first anniversary of the grant date, except as otherwise determined by the Compensation and Human Resources Committee. The grant date fair value is based on a Share value of $14.33, being the trading price at the time of grant multiplied by the number of stock awards.

Our lead director and other non-employee directors are annually awarded restricted stock with a grant date fair value of $100,000 and $70,000, respectively.

In fiscal 2019, we also reimbursed our directors for expenses incurred in connection with their duties as our directors. Our directors do not receive fees for attendance at meetings of the Board or a committee.

The Compensation and Human Resources Committee is responsible for reviewing annually our director compensation practices in relation to those of our peer group companies. Any changes to be made to our director compensation practices must be recommended by the Compensation and Human Resources Committee for approval by the full Board.

Director Compensation Table

The following table sets forth information regarding compensation paid to our non-employee directors in their capacity as directors during the 2019 fiscal year. Neither Mr. Lee, as our Executive Chairman, nor Mr. Gandossi, as our Chief Executive Officer, received any additional compensation for their respective services as directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1)(2) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
William D. McCartney	80,000	70,002	—	—	—	—	150,002
James Shepherd	80,000	70,002	—	—	—	—	150,002
Bernard Picchi(3)	33,333	—	—	—	—	—	33,333
Keith Purchase	120,000	100,023	—	—	—	—	220,023
Marti Morfitt	71,667	70,002	—	—	—	—	141,669
Alan Wallace	60,000	70,002	—	—	—	—	130,002
Linda Welty	60,000	70,002	—	—	—	—	130,002

(1)

Stock awards granted to non-employee directors consisted of shares of restricted stock. The amounts shown represent the aggregate grant date fair value for shares of restricted stock, as determined under the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”), excluding any forfeiture adjustments. For a discussion of the valuation assumptions, see Note 11 to our consolidated financial statements included in the 2019 Annual Report.

(2)

The grant date fair value is based on a Share value of $14.33 per Share, being the trading price at the time of grant, multiplied by stock awards of 4,885 shares of restricted stock which were granted to each of our non-employee directors, or 6,980 shares of restricted stock to our Lead Director, after our annual meeting of Shareholders held in 2019, provided that such non-employee director was either elected to the Board for the first time at such annual meeting or not elected to the Board for the first time at the 2019 annual meeting but will continue to serve as a member of the Board after the meeting and has been a director for at least six months.

(3)	Mr. Picchi did not stand for re-election at our annual meeting in 2019.

EXECUTIVE OFFICERS

The following provides certain background information about each of our executive officers other than Jimmy S. H. Lee and David M. Gandossi, whose information appears above under “Nominees for Election as Directors”:

David K. Ure, age 53, was our Senior Vice President, Finance from September 2013 to July 2015 and became Chief Financial Officer and Secretary in July 2015. Prior to serving as Vice President, Finance of Sierra Wireless Inc., Mr. Ure was Vice President, Controller at Mercer from 2006 to 2010. He has also served as Controller at various companies including Catalyst Paper Corp., Pacifica Papers Inc., and Trojan Lithograph Corporation, as well as Chief Financial Officer and Secretary of Finlay Forest Industries Inc. Mr. Ure has over 15 years’ experience in the forest products industry. He is currently a director of FPInnovations and has also served on various non-profit boards in the neuro developmental research, child disability and family support spaces and currently sits on the boards of Kids Brain Health Network Inc., Semiahmoo House Society and Peninsula Estates Housing Society. He holds a Bachelor of Commerce in Finance from the University of British Columbia, Canada and is a member of the Chartered Professional Accountants of Canada.

Adolf Koppensteiner, age 59, was appointed Chief Operating Officer effective January 1, 2018 and previously has served as Managing Director, Operations and Technical of the Stendal mill since October 2013, prior to which he served as Mill Manager at the Rosenthal mill since joining Mercer in 2007. In the past, Mr. Koppensteiner was Managing Director of Kvaerner Central Europe, where he was responsible for sales and service for fifteen years. His whole career has been in the pulp and paper industry, where he has held a variety of positions building up significant experience in engineering, project work, and pulp mill start-ups, as well as the development and optimization of operating processes.

Wolfram Ridder, age 58, has served as Vice President of Business Development since 2005, prior to which he served as Managing Director at Mercer’s Stendal mill from 2001 to 2005. Mr. Ridder also served as Vice President Pulp Operations, Assistant to Chief Executive Officer from 1999 to 2005 and Assistant Managing Director at the Rosenthal mill from 1995 to 1998. Prior to joining Mercer, Mr. Ridder worked as a Scientist for pulping technology development at the German Federal Research Center for Wood Science and Technology in Hamburg from 1988 to 1995. Mr. Ridder has a Master of Business Administration and a Master of Wood Science and Forest Product Technology from Hamburg University.

Leonhard Nossol, age 62, has served as our Group Controller for Europe since August 2005. He has also been Managing Director of Rosenthal since 1997 and the sole Managing Director of Rosenthal since 2005. Before joining Mercer, Mr. Nossol was Director, Finance and Administration for a German household appliance producer from 1992 to 1997. Prior to this, he was Operations Controller at Grundig AG (consumer electronics) in Nürnberg. Mr. Nossol has been a member of the board of directors of the Pulp and Paper Association of Germany since 2014 and was elected as the speaker of the forest and wood unit of such association since 2014. He has been a member of the German Industry Federation’s (BDI) Tax Committee since 2003. He was elected President of the German Wood Users Association (AGR) in 2013. He is also a member of the Scientific Advisory Board of Germany’s Thünen Institute, the federal research institute for forestry, fishery and agriculture. Mr. Nossol holds a Political Science degree from Freie Universität Berlin and a degree in Business Management from the University of Applied Sciences in Berlin.

Richard Short, age 52, has served as Vice President, Controller since February 2014 and as Controller from November 2010 to February 2014, prior to which he served as Director, Corporate Finance since joining Mercer in 2007. Previous roles include Controller, Financial Reporting from 2006 to 2007 and Director, Corporate Finance from 2004 to 2006 with Catalyst Paper Corporation and Assistant Controller at the Alderwoods Group Inc. Mr. Short holds a Bachelor of Arts in Psychology from the University of British Columbia and has been a member of the Chartered Professional Accountants of Canada since 1993.

Eric X. Heine, age 56, has served as Vice President of Sales and Marketing for North America and Asia since June 2005. Mr. Heine was previously Vice President Pulp and International Paper Sales and Marketing for Domtar Inc. from 1999 to 2005. Mr. Heine has over twenty-five years of experience in the pulp and paper industry, including developing strategic sales channels and market partners to build corporate brands. He holds a Bachelor of Science in Forestry (Wood Science) from the University of Toronto, Canada.

Genevieve Stannus, age 50, has served as Treasurer since July 2005, prior to which she served as Senior Financial Analyst since joining Mercer in August 2003. Prior to her role at Mercer, Ms. Stannus held Senior Treasury Analyst positions with Catalyst Paper Corporation and Pacifica Papers Inc. Ms. Stannus has over twenty years of experience in the forest products industry. She is a member of the Chartered Professional Accountants of Canada.

Brian Merwin, age 46 has served as Vice President, Corporate Development, since February 2019 and was previously Vice President, Strategic Initiatives since February 2009. Mr. Merwin previously held roles within Mercer such as Director, Strategic and Business Initiatives, and Business Analyst. Mr. Merwin has a Master of Business Administration from the Richard Ivey School of Business in Ontario, Canada and a Bachelor of Commerce degree from the University of British Columbia, Canada. He has over 15 years of industry experience, including M&A, corporate development, strategy, capital projects, innovation and business integration.

SHARES OUTSTANDING AND OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

There were 65,799,946 Shares issued and outstanding on the Record Date. Each Share is entitled to one vote on each matter at the Meeting.

Share Ownership of Certain Beneficial Owners

The following table sets forth information regarding the beneficial ownership of our Shares as of the Record Date by each Shareholder known by us to own more than five percent (5%) of our outstanding Shares other than as set forth under “Share Ownership of Directors and Executive Officers” below. Such information is based solely upon statements made in filings with the SEC or other information we believe to be reliable.

Name and Address of Owner	Number of Shares Owned	Percent of Outstanding Shares(1)
Peter R. Kellogg c/o IAT Reinsurance Co. Ltd. 48 Wall Street, 30th Floor New York, NY 10005	23,000,000(2)	35.0%
Dimensional Fund Advisers LP Building One 6300 Bee Cave Road Austin, TX 78746	4,941,454(3)	7.5%
Blackrock, Inc. 55 East 52nd Street New York, NY 10055	4,201,796(4)	6.4%
Gates Capital Management, L.P. 1177 Ave. of the Americas 46th Floor New York, NY 10036	3,776,441(5)	5.8%

(1)	The percentage of outstanding Shares is calculated out of a total of 65,799,946 Shares issued and outstanding on the Record Date.
(2)	Based on a Form 4 filed on January 8, 2018, Mr. Kellogg holds 410,000 Shares directly and 22,590,000 Shares indirectly via various entities, including IAT Reinsurance Co. Ltd.
(3)	Based on Schedule 13G/A (Amendment No.4) filed on February 12, 2020.
(4)	Based on Schedule 13G filed on February 7, 2020.
(5)

Based on Schedule 13G/A (Amendment No.10) filed on February 14, 2020 jointly with Gates Capital Management GP, LLC, Gates Capital Management, Inc. and Jeffrey L. Gates, in which each of the aforementioned entities has shared voting power over 3,776,441 Shares.

Share Ownership of Directors and Executive Officers

The following table sets forth information regarding the ownership of our Shares as of the Record Date by (i) each of our directors and nominees for director; (ii) each of our NEOs, being our Executive Chairman, Chief Executive Officer, Chief Financial Officer and the two other most highly compensated executive officers; and (iii) all of our directors, director nominees and executive officers as a group. Unless otherwise indicated, each person has sole voting and dispositive power with respect to the Shares set forth opposite his name. Each person has indicated that he or she will vote all Shares owned by him or her in favor of each of the proposals to be considered at the Meeting.

Name of Owner	Number of Shares Owned	Percent of Outstanding Shares(1)
Jimmy S.H. Lee(2)	1,866,630	2.8%
David M. Gandossi(2)	182,259	*
William D. McCartney(3)	72,085	*
James Shepherd(3)	35,725	*
Keith Purchase(3)	52,980	*
Marti Morfitt(3)	24,075	*
Alan Wallace(3)	17,075	*
Linda Welty(3)	9,075	*
David K. Ure(2)	59,328	*
Adolf Koppensteiner(2)	25,364	*
Wolfram Ridder(2)	70,167	*
Rainer Rettig	0	*
Directors, Director Nominees and Executive Officers as a Group (17 persons)	2,680,854	4.1%

*	Less than one percent (1%) of our issued and outstanding Shares on the Record Date.
(1)	Based on 65,799,946 Shares outstanding on the Record Date.
(2)	Does not include performance share units granted under the 2010 Plan that have not vested as of the Record Date.
(3)

In May 2019, 4,885 restricted shares were granted to each non-employee director (other than our Lead Director, who was granted 6,980 restricted shares) in connection with his or her role as a non-employee director of Mercer. These restricted shares vest and become non-forfeitable in May 2020 unless a change in control of the Company occurs prior thereto.

REPORT OF THE AUDIT COMMITTEE

Our Audit Committee monitors and oversees our financial reporting process on behalf of our Board. Management has primary responsibility for our financial statements and the financial reporting process, including the Company’s system of internal controls.

The Audit Committee has met and held discussions with management and our independent registered public accounting firm, PricewaterhouseCoopers LLP, regarding the fair and complete presentation of our results and the assessment of our internal control over financial reporting. The Audit Committee has discussed significant accounting policies we applied in our financial statements, as well as alternative treatments. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and PricewaterhouseCoopers LLP. The Audit Committee discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.

In addition, the Audit Committee has discussed with PricewaterhouseCoopers LLP the registered public accounting firm’s independence from the Company and its management, including the matters in the written disclosures required by Independence Standards Board Standard No. 1. The Audit Committee also has considered whether PricewaterhouseCoopers LLP’s provision of non-audit services to the Company is compatible with the registered public accounting firm’s independence. The Audit Committee has concluded that PricewaterhouseCoopers LLP is independent from the Company and its management.

The Audit Committee discussed with PricewaterhouseCoopers LLP the overall scope and plans for their respective audits. The Audit Committee met with PricewaterhouseCoopers LLP, with and without management present, to discuss the results of their examinations, the evaluations of our internal controls, and the overall quality of our financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, that the audited financial statements be included in the Form 10-K for filing with the SEC.

The Audit Committee has selected and appointed, and the Board has ratified, PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.

Submitted by the members of the Audit Committee.

William D. McCartney, Chair

Marti Morfitt

Alan Wallace

The report of the Audit Committee does not constitute soliciting material and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that the Company specifically incorporates the report by reference therein.

COMPENSATION AND HUMAN RESOURCES COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation and Human Resources Committee is a current or former employee of the Company or has had any relationship requiring disclosure by the Company under the SEC’s rules requiring disclosure of certain relationships and related party transactions. None of our current executive officers has ever served as a member of the Board or compensation committee (or other Board committee performing equivalent functions) of any other entity that has or has had one or more of its executive officers serve as a member of our Board or our Compensation and Human Resources Committee.

INDEPENDENT COMPENSATION CONSULTANTS

The Compensation and Human Resources Committee has the authority to engage independent compensation consultants. It has in the past and may in the future engage an outside consultant to assist it in assessing the Company’s executive compensation programs. In 2019, in connection with its annual compensation review, the Compensation and Human Resources Committee engaged Willis Towers Watson (“WTW”) as its compensation consultant. WTW was paid a fee of $80,935 for such consulting work.

In furtherance of maintaining the independence of the committee’s compensation consultants, the committee has sole authority to retain, terminate and obtain the advice of any selected consultant. Additionally, the committee’s consultant will not perform any services for management unless approved by the committee.

In 2019, WTW provided ongoing annual services in connection with the benefit and pension plan review for certain of our North American employees, including the salaried pension plan for our Celgar mill and was paid $277,743 for such services. Such services are ongoing until terminated by us and have been provided by WTW for several years. Based on the policies and procedures implemented by the Compensation and Human Resources Committee and by WTW to ensure the objectivity of WTW’s executive compensation consulting services, the committee believes that the consulting advice it received from WTW is objective and not influenced by WTW’s other relationships with us.

REPORT OF THE COMPENSATION AND HUMAN RESOURCES COMMITTEE

The Compensation and Human Resources Committee has reviewed and discussed with management the following Compensation Discussion and Analysis. Based on such review and discussions, the Compensation and Human Resources Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and be incorporated by reference into our 2019 Form 10-K.

Submitted by the members of the Compensation and Human Resources Committee.

Marti Morfitt, Chair

James Shepherd

Alan Wallace

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) provides information on our executive compensation programs. It discusses key objectives, policies, elements and designs of our executive compensation program and the considerations and reasons driving the Compensation and Human Resources Committee’s decisions on compensation for our NEOs for fiscal 2019. In this discussion and under “Compensation Objectives, Framework and Components”, “Compensation Decisions and Outcomes” and “Executive Compensation Tables”, “Committee” or “Compensation Committee” means the Compensation and Human Resources Committee.

Strategic Objectives

As part of the design of our pay programs and the evaluation of performance of our NEOs, the Committee, among other things, considers the following strategic objectives and performance measures that form the framework of our compensation philosophy:

STRATEGIC OBJECTIVE	PERFORMANCE MEASURE AND WHY IT MATTERS
Operate World Class Assets

The maintenance of modern, reliable and energy efficient operations is key to produce stable returns through the economic cycle. The markets for our principal products are cyclical and subject to global economic influences. Further, our manufacturing operations are capital intensive and complex. Maintaining a high standard of maintenance and strategic capital expenditure programs differentiates us from older, higher cost, lower efficiency competitors. We consider EBITDA to be the leading and best indicator of our ability to successfully manage our assets. In addition, we measure operating production and unit cost and the contribution of our NEOs in achieving these targets. To measure our executives’ performance against our peer group, we also measure EBITDA versus applicable TSR Group Companies, both on an absolute basis and on an EBITDA per unit of production basis.

Seize Growth and Diversification Where We Have Core Competencies

We are focused on growth in areas where we have a clear leadership position or high degree of competence to ensure that we can add value for Shareholders. We believe that a larger company will benefit Shareholders in terms of improved equity trading, liquidity and reduced variability of earnings. Our core competencies lend themselves to growth in the areas of pulp, wood products, wood extractives and green energy. We measure our NEOs’ performance in respect of the long-term performance of the company comprising of: Absolute Return on Average Assets and Relative Total Shareholder Return. We believe that our growth in areas of our core competencies should allow us to achieve improved profitability returns and superior shareholder returns. These performance measures are the best indicators of our executives’ long-term performance in creating shareholder value.

Managing the Integrity of our Balance Sheet and Liquidity

We focus on maintaining a balance sheet that allows us to advance our objectives through the full economic cycle, while giving us some flexibility to take advantage of strategic growth opportunities and returning capital to Shareholders through dividends. Our NEOs’ contributions to maintaining a strong balance sheet throughout the economic cycle is important to long-term shareholder value.

STRATEGIC OBJECTIVE	PERFORMANCE MEASURE AND WHY IT MATTERS
Sustainable Operations

We seek to operate to exceed or meet best in class ESG Standards. We measure the performances and contributions of our NEOs in achieving various targets in each of these areas. We believe a high performance in these ESG Standards is critical for our business and directly correlated to efficient operations and manufacturing performance. Further, we believe that our products, which are renewable wood-based fiber, carbon sequestering solid wood products, green energy and naturally sourced wood extractives, are becoming more important for a world seeking to limit its reliance on fossil fuel-based products.

Individual Goals	Our NEOs’ progress on meeting pre-set and approved individual goals for the fiscal year, most of which fall into the four categories above.

  Named Executive Officers (NEOs)

•  Jimmy S.H. Lee, Executive Chairman and Director;

•  David M. Gandossi, President, Chief Executive Officer and Director;

•  David K. Ure, Chief Financial Officer and Secretary;

• Adolf Koppensteiner, Chief Operating Officer; and • Wolfram Ridder, Vice President of Business Development.

COMPENSATION OBJECTIVES, FRAMEWORK AND COMPONENTS

Objectives

Our executive compensation program is designed to achieve the following key objectives:

Target Pay Competitively	Align Compensation Metrics with Business Purpose

Attract and retain top talent by competing effectively for high quality individuals whose efforts and judgments are vital to our continued success	Closely align compensation with our business purpose and commitment to Shareholder value creation by focusing on long-term sustainable growth
Encourage Outcomes and Behaviors	Pay-for-Performance

Create an environment in which our executives are motivated to achieve and maintain superior performance levels and goals consistent with our overall business strategy	Reward and compensate our executives for their contributions to our overall success and for their individual performance
Align Interests with Shareholders	Modify Compensation to Align with Business Needs

Align the interests of our executives with the long-term interests of our Shareholders	Given the cyclicality of the industry in which we operate, provide the Board the discretion to modify compensation targets to meet business needs at the time

Key Principles

Our compensation framework for our NEOs is principally performance-based to support our overall business objectives and increase long-term Shareholder value. It is focused on the following key principles:

Market Competitiveness	At Risk Incentive Pay

Total compensation levels should be competitive and at market median with other comparable companies operating within the forest products industry and other companies with which the Company competes for executive talent	A greater percentage of compensation for senior management should be tied to performance against measurable objectives, the majority of which are directly tied to our performance, to achieve payouts
Pay-for-Performance	Shareholder Alignment

Compensation should be linked to both individual and overall Company performance	Rewards should be linked to the creation of long-term Shareholder value through the use of equity-based awards as a meaningful portion of our executives’ compensation
Flexible Short-Term and Long-Term Incentives	Simple Pay Programs

Fixed and variable and short and long-term compensation programs should be balanced to reinforce a performance-based culture	Overall compensation simplicity should be maintained to ensure broad employee understanding and acceptance

Clear Communication

Compensation should clearly communicate desired behavior and incentive pay programs should reward the achievement of performance goals by executives

Compensation Mix

We seek to accomplish our executive compensation objectives through an appropriate mix of short-term and long-term compensation, by providing a larger percentage of our executive officers’ total compensation opportunity in the form of equity compensation and by ensuring that a significant portion of our executive officers’ total pay opportunity is in the form of performance-based or at risk compensation.

In general, employees with more ability to directly influence overall business performance have a greater portion of:

•	variable, performance-based pay at risk; and

•	overall compensation provided through long-term incentives and equity incentive programs.

Fixed vs. Performance-based Compensation. We believe our mix of fixed (primarily base salary) and performance-based compensation (primarily annual cash incentives and PSUs), supports our overall pay-for-performance culture and drives superior business performance. The percentage of an executive’s compensation opportunity that is performance-based, versus fixed, is based primarily on the employee’s role.

For fiscal 2019, our Chief Executive Officer’s and Executive Chairman’s percentage of variable performance-based compensation to total compensation was 65% and 70%, respectively.

Short-term vs. Long-term Compensation. We believe our total compensation mix of short-term (primarily base salary and annual cash incentive bonuses) and long-term (primarily PSUs) incentives, encourages focus on both long-term strategic objectives and shorter-term business objectives without excessive risk.

Cash vs. Equity Compensation. We believe our mix of cash (base salary and annual cash incentive bonuses) and equity (primarily PSUs) compensation, with a significant portion of each executive officer’s total compensation opportunity coming through equity incentive grants, closely aligns the interests of our executives with those of our Shareholders.

Compensation Components

To achieve our objectives, we use a mix of four compensation components, being base salary, annual incentive bonuses, long-term equity incentives and other perquisites intended to be competitive in the market and with our competitors.

Our executive compensation program is comprised of the following core components:

COMPONENT	PURPOSE	KEY FEATURES	CHANGES FOR 2019
Base Salary • Cash	Compensate executives competitively for their roles at the Company. Attract and retain high quality executives

•  Based primarily upon job responsibilities, level of experience and skill as well as performance compared with annually established financial or individual objectives.

•  Consideration given to the impact an NEO is expected to make to our business in the future.

•  Targeted within the median range of our Compensation Peer Group Companies (as hereinafter defined) and consideration given to the markets in which we operate.

•  Provides a consistent cash flow to employees.

•  Committee normally considers salary adjustments for executive officers annually in the first quarter of the year.

•  Increases in salaries are generally based on the market level salary for the role an executive serves, overall budgets and specific talent needs. Small periodic adjustments are also made to reflect cost of living increases.

None.
Annual Incentive Bonus and Short-term Incentives • Cash	To motivate and reward the achievement of financial and strategic priorities during the year

•  Based on the expectations of the Board and management for our financial and operating performance in a particular period and the contribution of an NEO in achieving the Company’s goals as set forth in the Company’s short-term incentive plan as well as the individual goals which are established for each NEO based upon such NEO’s position and responsibility.

•  Measure our NEO’s performance in achieving the Company’s financial, strategic and other goals.

•  Bonuses, up to and including fiscal 2018, were awarded on a “discretionary basis” without a predetermined formula or specific weighting for any particular factor. In 2019, the Committee adopted a new short-term incentive plan. See “Short-Term Incentive Plan” on page 42.

•  Consideration of recommendations by our Chief Executive Officer for bonuses to be paid to our NEOs other than our Executive Chairman and Chief Executive Officer.

Introduced a new short-term incentive plan.

COMPONENT	PURPOSE	KEY FEATURES	CHANGES FOR 2019
Long-term Equity Incentives • Performance Share Units • Restricted Stock • Restricted Stock Rights • Performance Shares	To drive and reward long-term Shareholder value creation and to retain executives

•  Generally based upon the long-term financial and operating expectations of the Board and management and the contribution an executive officer is expected to make in the future in achieving such expectations.

•  Granted primarily in the form of Performance Share Units with a three-year vesting period.

•  Generally produce value to our NEOs if the price of our Shares appreciates, thereby aligning their interests with those of Shareholders through increased Share ownership.

•  All equity awards thereunder are granted at fair market value as of the date of grant. We define “fair market value” as the closing market price of our Shares quoted on NASDAQ on the date of grant.

•  Incentive grants reviewed on an annual basis as part of the Committee’s analysis of total compensation and the balance between the different elements thereof.

Amended the LTIP Performance Criteria to delete the “New Business Initiatives” component for PSUs granted in 2019 and thereafter.
Perquisites and Other Benefits • Automobile • Health and retirement programs • Living/housing	To provide market-typical benefits to executives

•  Structured to be within a reasonably competitive range relating to Compensation Peer Group Companies.

•  Automobile benefits include the lease of a vehicle along with the fuel and maintenance expenses thereon.

•  Health benefits may include periodic physical consultations, dental and pharmaceutical benefits.

•  Contributions made to a defined contribution pension arrangement to the extent permissible by law on a tax deferred basis. Depending on the retirement program, amounts in excess of those allowed by tax authorities are recorded in unfunded accounts or remitted to an investment account with a third party fund until retirement or termination.

•  In lieu of other benefits such as automobile, medical, pension and retirement programs, our Executive Chairman receives a lump sum living allowance of €75,000 per annum in recognition of his significant travel schedule pursuant to the terms of his employment agreement.

•  Our Chief Operating Officer receives a housing allowance of €10,200 as he is required to live near the Stendal mill for much of the work week.

None.

COMPONENT	PURPOSE	KEY FEATURES	CHANGES FOR 2019
Other • Severance and change of control provisions	To provide protection against termination of employment for reasons beyond the executive’s control	• Provided in certain executive employment contracts. • No “single trigger” change of control contracts.	None.

Compensation Governance

The Compensation Committee consists of three independent directors. During 2019, the Committee met six times and it has overall responsibility for determining our compensation objectives and philosophy, and reviewing and recommending the strategy and design of our compensation, equity-based and benefits program. The Committee is also involved in considering the results of annual performance evaluations and reviewing succession plans for leadership roles.

The Committee also continually reviews and considers best practices in executive compensation, Shareholder expectations and compensation practices of Compensation Peer Group Companies in making its decisions regarding appropriate compensation levels.

The Committee submits key compensation elements for our executives to the independent members of the Board for their review and approval.

The Committee also receives information and support from an independent compensation consultant, as well as management, both of which are considered in the ultimate recommendations the Committee makes to the Board.

Annual Compensation Process

The Committee has a charter, which it reviews annually, which sets out the items that it will address during the year. The Committee primarily reviews and approves items related to the Chief Executive Officer and the Executive Chairman as well as broader executive officer compensation, including annual reviews of objective performance measures, performance targets and goals for executives participating in the Company’s annual incentive bonus plans and long-term incentive plans.

Our executive compensation decisions are generally made after the end of our fiscal year and when our financial statements for such year are finalized. Thus, in February 2020, the Committee approved bonuses and awards for fiscal 2019, together with base salaries for 2020. During each year, the Committee monitors performance and evaluates comparison group compensation data which it uses to finalize awards made after the fiscal year end. The Committee’s annual work plan includes, among other things, the following matters:

Compensation Committee Annual Work Plan

•  Review Committee performance

•  Retain compensation consultants and review any independent advisor reports

•  Review and approve officer recommendations and annual objectives

•  Review performance of executives and other officers, including tally sheets

•  Approve fiscal year compensation program design and performance metrics for all incentive plans

•  Review executive compensation benchmarking parameters (e.g. Compensation Peer Group Companies, data sources)

•  Review succession planning practice and strategy

•  Review and approve minutes for prior meetings

•  Review performance progress updates against the incentive plans

•  Review CD&A

•  Review annual market trends and regulatory updates respecting executive compensation

•  Review benefits plans, perquisites, executive agreements, and other executive policies as needed

•  Review succession and development plans for executives and key managers

•  Determine performance results and approve payouts

•  Review and approve fiscal year long-term incentive awards

•  Review Committee and approve charter

•  Overall review of executive compensation program, levels and competitiveness

•  Review preliminary recommendations for next fiscal year incentive plan design

•  Review advisory vote results on executive compensation

•  Review compensation risk assessment

•  Review and approve total compensation for executives

Management’s Role in the Executive Compensation Process. With the exception of our Chief Executive Officer, our NEOs do not play a role in evaluating or determining executive compensation programs or levels. Our Chief Executive Officer annually submits for consideration to the Committee performance evaluations for our other NEOs (other than the Executive Chairman and himself) and recommendations as to their compensation levels, including salaries and bonuses. These recommendations are based upon performance against their annual performance goals and other performance factors. Such recommendations are also consistent with our compensation objectives. The Committee approves each NEO’s compensation in a meeting of the independent directors without management present.

The Committee does not request, and management does not provide, specific recommendations for compensation for our Chief Executive Officer or Executive Chairman. In accordance with NASDAQ rules, neither our Executive Chairman nor our Chief Executive Officer was present when his compensation is being discussed or approved, did not vote on executive compensation matters and neither they nor other members of management attended executive sessions of the Committee.

Geographic Considerations. As our operations are located primarily in Europe, Canada and Australia, we also consider local market pay practices, availability of qualified management and the local cost of living.

Use of Board Discretion. The Board, through the Committee, retains the discretion to lower the compensation of our executives, including NEOs, even when the performance goals or targets of any aspect of the plans are achieved. In making such decisions, the Committee will consider a number of factors including the recommendation of the Chief Executive Officer, the financial condition of the Company, the state of the markets generally, and any other factor the Committee considers relevant.

Use of Consultants in Executive Compensation Process. For fiscal 2019, the Committee engaged WTW as its outside independent compensation consultant. The consultant attends meetings and has telephonic consultations with the Committee and its members as requested by the Committee Chair. During fiscal 2019, WTW assisted in:

•	benchmarking executive compensation competitiveness;

•	reviewing and updating our peer group;

•	benchmarking for Board compensation; and

•	reviewing trends in compensation governance.

Additionally, the consultant provided input in reviewing and validating information, programs and recommendations.

Compensation Peer Group Companies and Benchmarking. The Committee reviews executive compensation levels and programs at least annually at certain “peer group” companies, which are principally comprised of “small cap” and “mid-cap” North American forest and paper products companies (companies with equity capitalization ranging between $150 million and $5 billion).

Using information provided by its independent compensation consultant, WTW and public filings for fiscal 2019, the Committee used the following companies for benchmarking:

•	Canfor Corporation;

•	Cascades Inc.;

•	Clearwater Paper Corporation;

•	Interfor Corporation;

•	Domtar Corporation;

•	Neenah, Inc.;

•	Norbord Inc.;

•	P.H. Glatfelter Company;

•	Rayonier Advanced Materials Inc.;

•	Resolute Forest Products Inc.;

•	Schweitzer-Mauduit International, Inc.;

•	Stella-Jones Inc.;

•	Verso Corporation;

•	West Fraser Timber Co. Ltd.; and

•	Western Forest Products Inc.,

(collectively the “Compensation Peer Group Companies”).

Based on regular review of our peer group, the Compensation Peer Group Companies have been updated from the 2018 fiscal year to take into account the changing landscape of the industry, and to better reflect a group of companies that are more appropriately comparable to us in terms of industry, international presence, and size across various financial measures. The Committee, with the assistance of WTW, reviewed the suitability of the Compensation Peer Group Companies. Their industries, businesses, size, geographic location and general business challenges make them comparable to us which allows us to ensure that our compensation levels are within the range of comparative norms. In addition, these companies have executive compensation data publicly available.

We generally target salaries, bonuses and incentive compensation towards a median level or 50th percentile range on a size and geographically adjusted basis relative to peer companies for similarly experienced executives performing similar duties. Generally, awards are made within this range, although our program is flexible enough to allow the Committee to provide compensation above or below the 50th percentile in cases of exceptional individual and corporate performance or other individual factors relating to an NEO’s performance. We benchmark against median compensation because it allows us to attract and retain executives, provides an incentive for executives to strive for better than average performance to earn better than average compensation and helps us to manage the overall cost of our compensation program.

While the Committee believes it is important to periodically review benchmarking data to determine how our executive compensation program compares to the programs used by our Compensation Peer Group Companies, such reference points are only one element it uses in structuring our executive compensation program.

Short-Term Incentive Plan

In February 2019, based upon its review of our compensation goals, market and industry practices, including the Compensation Peer Group Companies and with the assistance of WTW, the Committee adopted a new short-term incentive plan (the “STIP”).

The Committee determined that the new STIP:

•	more closely aligns with Shareholder interests than its predecessor program;

•	rewards our NEOs and executives by producing objective outcomes that are closely aligned with the interests of Shareholders; and

•	is more transparent to executives and Shareholders and less subjective than its predecessor.

During 2019, the Committee further refined and developed the STIP to increase the measurable components to further enhance objective outcomes and to more closely align such components with the key drivers of our business.

Our STIP provides that:

•	awards will be based upon five components, being: (i) overall corporate Operating EBITDA; (ii) safety; (iii) productivity; (iv) costs; and (v) individual achievement;

•

the corporate Operating EBITDA component comprising 40% of the STIP for all executives is measured by how our Operating EBITDA achievement compares to the “target” Operating EBITDA (“STIP Target EBITDA”). STIP Target EBITDA is established and determined by the Committee, which has the discretion to adjust for non-cash accounting items. It is also ratified by our independent directors. At the end of each year, actual Operating EBITDA is compared to the STIP Target EBITDA, and the achievement of this component is measured. For fiscal 2019, the STIP Target EBITDA and payout are as follows:

% of STIP Target EBITDA Achieved	Payout of Target

<60%	0%

60%	50%

100%	100%

>150%	200%

•	the safety component, comprising 10% of the STIP for all eligible executives, will be measured as follows:

Safety Target	Payout of Target

TRIR(1) exceeding highest TRIR in last 3 years	0%

TRIR equal to highest TRIR in last 3 years	50%

TRIR is equal to 90% of the average of last 3 years	100%

TRIR is equal to or better than 90% of lowest TRIR in any of past 3 years	200%

(1)	Total Recordable Incident Rate

•	the production component, comprising 0% - 20% of the STIP for all eligible executives, will be measured as follows:

Budgeted Production	Payout of Target

<95%	0%

95%	50%

100%	100%

>103%	200%

•	the costs component, comprising 0% - 10% of the STIP for all eligible executives, will be measured as follows:

Budgeted Costs	Payout of Target

>115%	0%

115%	50%

100%	100%

<90%	200%

•

the individual component will vary between 20% to 50% based upon the role of the executive. The individual component will be measured against annual goals and performance targets provided by management and accepted by the Committee;

•	the measurement period will be a fiscal year and awards will be determined after year-end audited financial statements have been provided to and reviewed by the Committee;

•	for each of the STIP components, the Committee “interpolates” performance within ranges; and

•	the initial awards under the STIP were determined in February 2020 for fiscal 2019.

In the case of our Chief Executive Officer, Executive Chairman, Chief Financial Officer and Chief Operating Officer, they will participate in:

•	an overall 40% weighting for STIP Target EBITDA (measured as aforesaid);

•	a 10% weighting for divisional achievements of safety (measured as aforesaid);

•	a 20% weighting for divisional achievements of productivity;

•	a 10% weighting for divisional achievements for costs; and

•	a 20% weighting for the individual component.

In the case of Mr. Ridder, his award under the STIP will be based upon three of the five components, such three components being: (i) Operating EBITDA; (ii) safety; and (iii) individual achievement. Mr. Ridder will participate in an overall 40% weighting for STIP Target EBITDA, a 10% weighting for divisional achievements of safety, and a 50% weighting for his individual component.

The following sets out the annual bonus opportunities of our NEOs as a percentage of their 2019 base salary upon achieving the STIP target components:

	Target	Maximum

Jimmy S.H. Lee	100%	200%

David M. Gandossi	100%	200%

David K. Ure	67%	134%

Adolf Koppensteiner	50%	100%

Wolfram Ridder	35%	70%

The Committee has discretion to lower awards under the STIP if it determines that circumstances so warrant.

Long-Term Incentive Program

Our 2010 Plan allows the Committee to grant equity awards to our executives in the form of options, stock appreciation rights, restricted stock, restricted stock rights, performance shares and performance share units.

Pursuant to our Long-Term Incentive Plan (the “LTIP”), the Committee primarily uses “performance stock units”, or “PSUs”, to provide long-term equity based compensation to our executives, including our NEOs.

Such PSUs vest after a three-year period and, as such, are designed to reward sustained performance over the period, rather than over a single year. As a result, we believe PSUs incent executives to drive long-term performance, thereby aligning our executives’ interests with the long-term interests of Shareholders.

Pursuant to the LTIP, we make annual grants of PSUs to our executives that vest based on the Committee’s assessment of the achievement of certain prescribed three-year performance criteria. Commencing in 2019, the performance criteria for PSUs is comprised of:

•	“Absolute Return on Average Assets” (“ROAA”); and

•	“Total Shareholder Return” (“TSR”),

(the “LTIP Performance Criteria”).

To incent performance, each component of the LTIP Performance Criteria has a sliding scale so that an executive can achieve from 0% to 200% of the target award amount. Each of the following LTIP Performance Criteria elements are weighted equally:

(1)	ROAA. Calculated by dividing our net income by average assets, with the result for the three-year performance period being a simple average of the ROAA for each of the three years.

The ROAA component for the PSUs granted in 2018 and 2017 is as follows:

Three-Year Average ROAA	Payout of Target

<3%	0%

3.00% to 4.99%	50% to 99%

5.00% to 6.99%	100% to 199%

>7.00%	200%

In February 2019, the Committee amended the ROAA component to increase the ranges at each payout level for PSUs granted on and after 2019.

The ROAA component for the PSUs granted in 2019 is as follows:

Three-Year Average ROAA	Payout of Target

<3%	0%

3% to 5.99%	50% to 99%

6.00% to 8.99%	100% to 199%

>9.00%	200%

(2)

TSR. The return on the Shares, including price appreciation and dividend payouts, over the three-year performance period compared to the TSR Group Companies (as listed below) and determined as follows:

TSR Percentile Ranking to Peers	Payout of Target

<33rd percentile	0%

33rd to 65th percentile	50% to 99%

66th to 90th percentile	100% to 199%

>90th percentile	200%

The TSR Group Companies are:

•	Borregaard ASA;

•	Canfor Pulp Products Inc.;

•	Domtar Corporation;

•	ENCE Energia y Celulosa SA;

•	Resolute Forest Products Inc.;

•	Rottneros AB;

•	Stora Enso Oyj;

•	UPM-Kymmene Oyj; and

•	West Fraser Timber Co. Ltd.

The TSR Group Companies against which TSR is measured were selected to ensure a global comparator with comparable product mix, which we believe is the best comparator for shareholder returns.

With respect to the vesting of the 2017 PSUs and 2018 PSUs, the Committee also considers an additional component, being “New Business Initiative” (“NBIs”), which is weighted equally with the ROAA and TSR components of the LTIP Performance Criteria (the “Prior Performance Criteria”):

(3)

NBIs. NBIs are new business initiatives being undertaken by management which the Committee has approved as qualifying for the NBI component of the Prior Performance Criteria. In connection with the Committee’s approval of a business initiative as an NBI under this component, the Committee establishes metrics to assess and determine whether such NBI was successfully implemented and its subsequent effect on the Company’s business and operations. Not all business initiatives that management or we undertake qualify as an NBI under this component.

As some NBIs may take time to develop and successful implementation could extend beyond the three-year performance period, the Committee uses its judgment in awarding a payout under this component of the Prior Performance Criteria.

The quality of NBIs is rated by the Committee on a scale of 1 to 4, with 1 being no NBIs proposed and 4 being NBIs proposed and approved by the Board and measures initiated and successfully implemented to metrics approved by the Committee, as follows:

NBI Rating	Payout of Target

1	0%

2	50%

3	100%

4	200%

For each component of the LTIP Performance Criteria and the Prior Performance Criteria, as applicable, the Committee will “interpolate” performance between ranges. For the TSR component of the 2019 PSUs, the Committee uses, as the starting price of the various securities, the average trading price of the securities for the first 20 days of trading of 2019 and, as the end price, the average trading price of the securities for the last 20 days of trading in 2021. Any awards under the LTIP that do not vest pursuant to the applicable performance criteria are forfeited.

The Committee assesses the applicable performance criteria for PSUs based upon the audited financial statements of a completed three-year performance period.

The Committee believes that: (i) having a multi-year performance period increases executive focus on long-term performance and better aligns the interests of our executives with our Shareholders; and (ii) the components of the applicable performance criteria are important measures of our overall business performance.

The annual granting of PSUs ensures the continuity of these incentives, as the performance periods of PSUs granted in different years overlap and expired or vested awards are “replaced” each year with new grants. Each PSU is equivalent to one Share. As a result, the number of PSUs issued to executives was 200% of the target level, being the maximum amount of Shares that our executives may earn.

In February 2019, the Committee amended the Prior Performance Criteria to delete the “New Business Initiatives” component in order to meet the goal of simplicity and to make the plan more objectively measurable. The Committee determined that successful New Business Initiatives originate yearly and are better recognized in the annual individual performance assessments of relevant executives and through the payment of short term annual bonuses. Additionally, in February 2019, the Committee increased the target level and maximum award our Executive Chairman can earn as a percentage of his base salary from 100% to 150% and from 200% to 300%, respectively, and in February 2020, the Committee increased the target level and maximum award our Chief Executive Officer can earn as a percentage of his base salary from 100% to 200% and from 200% to 400%, respectively.

The Committee has the opportunity to assess the effectiveness of the LTIP each year and make adjustments, if needed, to the LTIP.

Under the 2010 Plan, PSUs vest immediately upon the occurrence of a triggering event occurring within 12 months of a change of control. See “Narrative Discussion on Potential Payments upon Termination or Change of Control”.

Individual Officer Performance Evaluations and Measures

In making compensation decisions, the Committee annually evaluates the performance and individual accomplishments of our Chief Executive Officer, Executive Chairman and our other NEOs. Such evaluation is a subjective analysis conducted, in part, with reference to our strategic objectives as measured by the performance measures discussed below and partly against each NEO’s annual performance goals which were previously provided to and accepted by the Committee.

Total Compensation. At least annually, the Committee reviews total compensation levels for our NEOs, including each element of compensation and its proportion of total compensation. In determining the appropriate target total compensation for each NEO, the Committee reviews each individual separately and considers a variety of factors in establishing his or her target compensation. These factors may include the NEO’s time in position, unique contribution or value to our recent performance, geographic location and market practices and whether there is a particular need to strengthen the retention aspects of the NEO’s compensation. In its review of total compensation, the Committee also considers benchmarking information with respect to our Compensation Peer Group Companies.

The Committee has no predetermined specific policies on the percentage of total compensation that should be “cash” versus “equity” or “short-term” versus “long-term”. The Committee’s practice is to consider Compensation Peer Group Company data and these relationships in the context of our compensation philosophy to determine the overall balance and reasonableness of our NEOs’ total compensation packages.

Risk Considerations. We have designed our total direct compensation (base salary, annual incentive bonus, long-term equity incentive compensation and perquisites) to encourage our executives to take appropriate risks to improve our performance and enhance long-term Shareholder value. We believe that the design and objectives of our executive compensation program provide an appropriate balance of incentives for executives and avoid inappropriate risks. In this regard, our executive compensation program includes, among other things, the following design features:

•	a balanced mix of fixed versus variable compensation and cash-based versus equity-based compensation;

•	variable compensation based on a variety of performance goals, including overall corporate and individual performance goals;

•	a balanced mix of short-term and long-term incentives;

•	performance and time-based vesting requirements for long-term performance awards such as our PSUs;

•	Committee discretion to lower annual incentive award amounts;

•	a prohibition on hedging and pledging Company stock; and

•	clawback provisions for performance and variable pay.

Management and the Committee have considered and assessed our compensation objectives, philosophy, and forms of compensation for our executives to determine whether the risks arising from such policies or practices are reasonably likely to have a material adverse effect on us. Based upon such review, we have determined that our compensation practices and policies do not create risks that are reasonably likely to have a material adverse effect on us.

Internal Pay Equity. The Committee considers internal pay equity, among other factors, when making compensation decisions. However, the Committee does not use a fixed ratio or formula when comparing compensation among executive officers. Our Chief Executive Officer is compensated at a higher level than other executive officers due to his significantly higher level of responsibility and accountability. Our Executive Chairman is also compensated at a higher level than our other NEOs due to his leadership role, focus on strategy and growth opportunities and his overall experience. Both our Chief Executive Officer and Executive Chairman

generally receive more of their pay in the form of long-term incentive equity compensation and at risk compensation relative to the other NEOs. As a result of our Chief Executive Officer’s responsibility for our overall performance, the Committee and our independent directors believe that compensating the Chief Executive Officer at a higher level than other executives and weighting the Chief Executive Officer’s total compensation more heavily towards long-term equity incentive compensation and at risk compensation is consistent with our compensation objectives, market practices and appropriately reflects his contribution.

We believe the fiscal 2019 target total direct compensation for the NEOs other than the Chief Executive Officer in relation to the compensation targeted for the Chief Executive Officer and to one another was reasonable and appropriate given each such executive’s responsibilities and our financial and operating performance for the year. The differences in compensation among our NEOs relative to each other and our Chief Executive Officer are based on market differences for the particular job, job responsibilities and scope, professional experience, geographic compensation practices and adjustments for individual performance.

Variable Pay at Risk

Our executive compensation program provides that a majority of compensation awarded to our NEOs, especially our Executive Chairman and Chief Executive Officer, is variable, performance-based compensation and “at risk”. The percentage of our executives’ compensation opportunity that is variable or at risk versus fixed is based primarily upon the executive’s role and, to a lesser extent, geographic location. Generally, executives with more ability to directly influence overall performance have a greater portion of pay at risk through both short- and long-term incentive programs. Further, as a result of local market practices and customs, our North American executives generally have a greater portion of their compensation at risk, including the opportunity to earn greater rewards, than our European-based executives.

The graph below shows the balance of the elements that comprised total direct compensation for our Executive Chairman, Chief Executive Officer and our other NEOs, as a group, paid in 2019, including the percentage of variable compensation. The percentage of variable compensation listed below each chart is calculated by dividing (i) the value of variable compensation by (ii) the amount of total direct compensation, which includes variable compensation plus fiscal 2019 base salary.

Fiscal 2019 Total Direct Compensation Paid

Post-Retirement Compensation

We provide retirement benefits to our NEOs (other than our Executive Chairman) through our North American and European retirement programs.

The North American program is a defined contribution type structure whereby a contribution of 10% of base salary, along with 5% of any cash bonus paid, is remitted to an investment account held in the name of the employee on a tax deferred basis. To the extent that the contributions exceed limits established by tax legislation, the amount that exceeds the limit is credited to an unfunded account. Our Chief Executive Officer and Chief Financial Officer are the NEOs participating in the North American program.

The European program is a defined contribution type structure whereby we make contributions to a German government regulated pension plan in an amount equal to 10% of a combined total of each participating German executive officer’s gross salary and half of such executive’s cash bonus payments. To the extent that the contributions exceed limits established by tax statute, the amount that exceeds the limit is paid to a fund managed by a third party where it is held on the employee’s behalf. Messrs. Koppensteiner and Ridder are the NEOs participating in the European program.

Change of Control and Severance Agreements

A number of the employment agreements we have entered into with our NEOs provide for specified payments and other benefits in the event of a change of control. Such change of control provisions are described in greater detail under “Employment Agreements with our Named Executive Officers” beginning on page 59 and under “Potential Payments upon Termination or Change of Control” beginning on page 64 of this Proxy Statement. The purpose of the change of control agreements is to encourage key management personnel to remain with us and to help avoid distractions and conflicts of interest in the event of a potential or actual change of control so that the executives will focus on a fair and impartial review of any proposal on the maximization of value. We believe that we have structured agreements to be reasonable and to provide a temporary level of protection to our NEOs in the event of employment loss due to a change of control. In addition, our 2010 Plan provides that upon the termination of employment of any NEO within 12 months of a change of control, each outstanding option and stock appreciation right held by such NEO shall automatically become fully and immediately vested and exercisable, each share of restricted stock or restricted stock right shall become fully and immediately vested and all forfeiture and transfer restrictions thereon shall lapse, and each outstanding performance share or performance share unit shall become immediately payable. The accelerated vesting and exercisability in the event of a termination of employment occurring subsequent to a change of control is intended to allow executives to recognize the value of their contributions to us regardless of management decisions following termination.

The employment agreements of our NEOs provide for severance payments in certain circumstances. The specific amounts that a particular NEO would receive as a severance payment are described under “Potential Payments upon Termination or Change of Control” beginning on page 64 of this Proxy Statement.

Other Applicable Policies and Provisions

Clawback Policy. Our Clawback Policy allows us to seek reimbursement with respect to incentive compensation paid or awarded to executive officers where the payment of a bonus or equity award or the vesting of such award was predicated upon the achievement of financial results that were the product of fraudulent activity or that were subsequently the subject of a material negative restatement.

Anti-Hedging Policy. Our Hedging Transactions Policy prohibits senior executives from engaging in hedging transactions designed to offset decreases in the market value of our stock, including certain forms of hedging and monetization transactions.

Anti-Pledging Policy. Our Securities Law Compliance Policy prohibits executives from holding our stock in a margin account or pledging our stock as collateral for loans.

Timing of Equity Awards. Equity awards are made by the Compensation Committee generally only on dates that the Committee meets. Committee meetings are normally scheduled well in advance and are not scheduled with an eye to announcements of material information. The Committee sometimes makes an award with an effective date in the future, which may be contingent or designed to take effect after the announcement of material information. The Committee may make an award by unanimous written consent if the proposed award has previously been reviewed by the Committee.

NEO Share Ownership Policy. In 2019, we adopted a share ownership policy for our NEOs which requires our Chief Executive Officer and Executive Chairman to hold Shares having a value equal to at least five times their base salary and our other NEOs to hold Shares with a value equal to three times their base salary. NEOs will have five years to achieve the required threshold.

Summary

We believe that our executive compensation program has been appropriately designed to achieve our compensation objectives and does not create risks that are reasonably likely to have a material adverse effect on us.

Our executive compensation program is competitive, performance driven, consistent with Shareholder interests and fair and reasonable overall. We believe that our compensation levels fairly reflect our operating and financial performance and are appropriate relative to our Compensation Peer Group Companies.

Some of the compensation practices we employ to achieve our objectives include:

What We Do	What We Don’t Do

•  Pay for performance

•  Deliver a significant portion of executives’ total direct compensation in the form of variable compensation

•  Utilize performance-based equity awards with vesting requirements determined and judged by our Compensation and Human Resources Committee

•  Manage Share usage conservatively

•  Conduct annual “say-on-pay” advisory votes

•  Maintain a clawback policy

•  Assess risks to our compensation policies and practices

•  Maintain a stock ownership policy for our directors and NEOs

•  Annually review the Compensation and Human Resources Committee’s charter

•  Have single-trigger change-in-control executive contracts

•  Provide significant perquisites

•  Provide “defined benefit” retirement plans for our executives

•  Provide supplemental executive retirement plans for our executives

•  Provide excise tax gross-ups of perquisites

•  Re-price stock options without Shareholder approval; no grants below fair market value

•  Pay dividends on unvested long-term equity incentives to our executives

•  Allow executives to engage in hedging transactions with respect to our stock

How the Committee Considered the 2019 Advisory Vote on Our Compensation Program

We provided Shareholders a “say-on-pay” advisory vote on our executive compensation in 2019. At our 2019 annual meeting of Shareholders, Shareholders expressed very substantial support for the compensation of our NEOs, with approximately 98.4% of the votes cast for approval of the “say-on-pay” advisory vote on executive compensation. Our Compensation Committee and Board value the opinions of our Shareholders and consider those opinions when making compensation decisions. To the extent we receive a significant vote against the compensation of our NEOs, we will consider our Shareholders’ concerns and the Committee will evaluate whether any actions are necessary to address those concerns. The Committee did not make any changes to our executive compensation program and policies as a result of the 2019 “say-on-pay” advisory vote.

COMPENSATION DECISIONS AND OUTCOMES

All of our NEOs are paid in currencies other than dollars. Messrs. Gandossi and Ure are paid in Canadian dollars and the remaining NEOs are paid in euros. As a result, reported compensation amounts decline in periods when the dollar strengthens against the euro and Canadian dollar and conversely increase when the dollar declines versus such currencies.

In this Proxy Statement, unless otherwise noted, such amounts have been converted into dollars using the relevant average exchange rate for the year based on the noon buying rates as certified for customs purposes by the Federal Reserve Bank of New York and posted by the Federal Reserve Board of Governors. Applying this formula, the value of the C$ and euro to the dollar for the following fiscal years was as follows:

	2019	2018	2017
C$	0.7537	0.7722	0.7710
euro	1.1194	1.1817	1.1301

Fiscal 2019 Financial and Operating Highlights

Selected financial and operating data for the periods indicated:

	Year Ended December 31,
	2019	2018(1)	Change (%)
	(in millions, other than where indicated)
Pulp Segment
Pulp production (‘000 ADMTs)	2,040.6	1,472.6	39
Average pulp sales realizations ($/ADMT)(2)
NBSK	$663	$821	(19)
NBHK	$567	$707	(20)
Pulp sales (‘000 ADMTs)	2,098.8	1,440.9	46
Energy production (‘000 MWh)(3)	2,141.2	1,625.2	32
Energy sales (‘000 MWh)(3)	822.8	615.2	34
Pulp segment revenues	$1,457.1	$1,268.2	15
Pulp segment production costs ($/ADMT)(4)	$489	$542	(10)
Pulp segment operating income	$90.6	$274.4	(67)

Wood Products Segment
Lumber production (MMfbm)	414.7	398.7	4
Lumber sales (MMfbm)	408.8	412.9	(1)
Energy production and sales (‘000 MWh)	83.5	86.3	(3)
Wood products segment revenues	$159.9	$189.0	(15)
Wood products segment operating income	$7.3	$6.2	18

Statement of Operations Data:
Total revenues	$1,624.4	$1,457.7	11
Costs and expenses	$1,540.4	$1,189.9	29
Total operating income	$84.0	$267.9	(69)

Operating EBITDA	$210.4	$364.6	(42)
Net income (loss)	$(9.6)	$128.6	(107)

	December 31,
	2019	2018	Change (%)
	(in millions, other than ratio)
Balance Sheet and Other Data:
Cash and cash equivalents	$351.1	$240.5	46
Net debt	$736.8	$800.9	(8)
Total equity	$550.4	$581.4	(5)
Net debt to equity ratio	1.3 to 1	1.4 to 1	(7)
Return on Assets	(0.5%)	7.9%	(106)
Return on Equity	(1.6%)	22.6%	(107)
Total Recordable Incident Rate	2.79	2.86	(2)

	Year Ended December 31,
	2019	2018	Change (%)
Share Price and Dividend Data
Price per Share as of fiscal year end(5)	$12.30	$10.44	18
Price per Share – High for year	$17.74	$19.14	(7)
Dividends declared per Share	$0.5375	$0.50	8

(1)	Includes results of MPR since December 10, 2018.
(2)	Sales realizations after customer discounts, rebates and other selling concessions. Incorporates the effect of pulp price variations occurring between the order and shipment dates.
(3)	Excludes energy production and sales relating to our 50% joint venture interest in the Cariboo mill, which is accounted for as an equity investment.
(4)	Cash production costs exclude depreciation and amortization.
(5)	Represents the closing market price of our Shares on the NASDAQ Global Select Market on December 31, 2019 and December 31, 2018, respectively.

Fiscal 2019 Compensation Decisions

In accordance with our emphasis on pay for performance, fiscal 2019 compensation awarded to our NEOs reflected their contribution to the execution of our strategy and achieving stipulated performance measures in relation thereto.

In making decisions on performance-based compensation for fiscal 2019, the Committee also weighed and considered that our executives achieved many of our targets and objectives and executed on a number of our strategic initiatives. Despite such performance, commodity prices were weak for much of the second half of the year which resulted in a number of financial targets not being met. As a result, the Committee balanced the recognition of a decline in year over year profitability and shareholder returns with the requirement to retain and motivate executives which the Committee recognizes as essential to the advancement of our strategy and generating shareholder returns.

The following outlines an overall assessment of our executives’ contribution in fiscal 2019 to achieving the objectives, performance measures and targets associated with the four key elements of our strategy:

1.	Operate World Class Assets.

The maintenance of modern, reliable and energy efficient operations is key to produce stable returns through the economic cycle. In fiscal 2019,

•

we implemented $131.5 million of capital projects at our mills, primarily to increase production and operational efficiency, reduce costs and increase electricity and chemical sales. Such capital expenditures included improvements to the bale line and a turpentine extraction project at our Celgar mill, the planer line replacement project at our Friesau mill, the completion of wastewater improvement projects at our German pulp mills, and large maintenance projects at the MPR mill;

•

our total revenues increased by approximately 11% to $1,624.4 million from $1,457.7 million in 2018 primarily due to the inclusion of the results of MPR for a full year and higher pulp and energy sales volumes partially offset by lower sale realizations;

•	we generated Operating EBITDA of $210.4 million compared to $364.6 million in 2018, despite average NBSK pulp sales realizations falling $158/ADMT, or 19% from $821/ADMT to $663/ADMT;

•	we believe our EBITDA per tonne of pulp production was higher than most of our competitors;

•	our pulp segment unit cash production cost decreased by $53/ADMT, or 10% in 2019 to $489/ADMT compared to $542/ADMT in 2018;

•	we had pulp production of approximately 2.0 million ADMTs compared to approximately 1.5 million ADMTs in 2018 and lumber production of 414.7 MMfbm compared to approximately 398.7 MMfbm in 2018; and

•

we sold 906,331 MWh of renewable energy, compared to 701,507 MWh in 2018. Energy and chemical production and sales are key revenue sources for us, and our mills’ ability and capacity to produce or sell surplus power or chemicals provides us with an advantage over our competitors with older mills who may not have such equipment or capacity.

2.	Seize Growth and Diversification Where We Have Core Competencies

We are focused on growth in areas where we have a clear leadership position or high degree of competence to ensure that we can add value for Shareholders. Our core competencies lend themselves to growth in the areas of pulp, wood products, wood extractives and green energy. In fiscal 2019,

•

we integrated the operations of MPR into our pulp segment, which we acquired in December 2018 for $345 million, by merging its sales and financial operations with our existing business and incorporating the mill’s operating personnel into our global operating management group and operating management system in order to achieve best practices and superior performance for all of our facilities;

•

we continued the Phase II expansion and optimization project at the Friesau mill, which is designed to among other things, increase annual lumber production capacity to approximately 750MMfbm, improve lumber grade output and lumber capacity and increase efficiency and is expected to be substantially completed in 2020;

•

we introduced professional management into our sandalwood operations in Australia, which we acquired in 2018, by hiring a new Managing Director and other key personnel in preparation for increased sales and harvesting activities over time;

•

over the past three years, we have generated average annual return on assets of 4.6% despite 2019 being a difficult year overall where we had a net loss of $9.6 million, compared to net income of $128.6 million in 2018; and

•	over the past three years, we have generated a Total Shareholder Return of 20.4% despite the recent pulp price decline which has negatively impacted pulp producers including ourselves.

3.	Managing the Integrity of our Balance Sheet and Liquidity

We focus on maintaining a balance sheet that allows us to advance our objectives through the full economic cycle, while giving us some flexibility to take advantage of strategic growth opportunities and returning capital to Shareholders through dividends. In fiscal 2019,

•

we issued $200 million of additional 7.375% senior notes due 2025, the proceeds of which were used for general corporate purposes and to redeem our remaining $100 million of 7.750% senior notes due 2022;

•	we primarily used cash to repay $58.4 million of revolving credit facilities;

•	we paid dividends of $35.3 million;

•	we received $6.5 million of government grants primarily to finance greenhouse gas reduction capital projects at the MPR mill; and

•	as of December 31, we had approximately $351.1 million in cash and cash equivalents and approximately $287.2 million available under our revolving credit facilities.

4.	Sustainable Operations.

We seek to operate in order to exceed or meet best in class ESG Standards. In fiscal 2019, we

•	achieved improved safety performance including reducing our Total Recordable Incident Rate to 2.79 from 2.86 in 2018;

•

reduced the number of medical cases to eight from nine in 2018 despite the significant increase in the number of employees and the expansion of our facilities in 2019 as we work to try to reduce this type of occurrence to zero;

•	enhanced our environmental tracking, measuring and reporting system for both water and air parameters at all of our facilities;

•	spent considerable time with our stakeholders including governments and First Nations to expand our relationships in all areas of our business;

•	implemented a talent development program for our senior executives;

•	continued the renewal of our Board and added four new independent Board members over the past three years, broadening the Board’s diversity and experience; and

•

increased our focus on sustainability including with improved sustainability management, goal setting and recording capabilities that will be communicated with stakeholders to ensure proper acknowledgment of our sustainability accomplishments and initiatives.

Based on the foregoing review of our performance and our NEOs’ individual performance, the Committee awarded the following compensation for fiscal 2019 for each of the components of total compensation.

Base Salaries. The Committee generally reviews and adjusts base salaries annually at its February meeting with any adjustments generally commencing at the start of the following month. The Committee also makes periodic adjustments, as required, in connection with promotions, changes in position or competitive changes in market pay levels.

In February 2020, the Committee adjusted the salaries of our NEOs for 2019 as follows:

Name	2020 Base Salary	2019 Base Salary	(%) Increase

Jimmy S.H. Lee	$552,392	$538,919	2.5

David M. Gandossi	$643,780	$628,078	2.5

David K. Ure	$368,886	$359,888	2.5

Adolf Koppensteiner	$437,171	$426,508	2.5

Wolfram Ridder	$380,947	$371,656	2.5

The Committee effected adjustments of 2.5% to the salaries of our NEOs primarily as a cost of living adjustment.

Short-Term Annual Cash Bonuses. In making its compensation decisions regarding annual bonuses for our NEOs in respect of their fiscal 2019 performance, the Committee reviewed and considered the performance measures of our STIP and our NEOs’ individual performances.

For fiscal 2019, the payout of targets for each of the STIP target components for each of our NEOs were as follows:

Name	Bonus Target as a Percentage of 2019 Base Salary	Payout of Target for % of STIP Target EBITDA Achieved	Payout of Target for Safety Target Achieved	Payout of Target for Productivity Achieved(1)	Payout of Target for Costs Achieved(2)	Individual Component	Total STIP Achievement (% of Bonus Target Achieved)(3)
						Payout of Target

Jimmy S.H. Lee	100%	50%	124%	70%	129%	125%	84%

David M. Gandossi	100%	50%	124%	70%	129%	125%	84%

David K. Ure	67%	50%	124%	70%	129%	125%	84%

Adolf Koppensteiner	50%	50%	124%	70%	129%	125%	84%

Wolfram Ridder	35%	50%	124%	N/A	N/A	130%	97%

(1)

The Payout of Target for Productivity Achieved is calculated based on a weighted average of mill achievement pay-outs which are based on pulp production in tonnes for each of the Stendal, Rosenthal, Celgar and Peace River mills and lumber production in m3/hour for the Friesau mill. The weighting by mill is based on each mill’s wood consumption.

(2)

The Payout of Target for Costs Achieved is calculated based on a weighted average of mill achievement pay-outs based on cash production cost/tonne for each of the Stendal, Rosenthal, Celgar and Peace River mills and EBITDA/m3 for the Friesau mill. The weighting by mill is based on each mill’s wood consumption.

(3)	Total STIP Achievement for 2019 is determined based on the following weightings for each component as follows:

a.	In the case of Messrs. Lee, Gandossi, Ure and Koppenteiner: 40% as to STIP Target EBITDA; 10% as to Safety; 20% as to Productivity; 10% as to Costs; and 20% as to the Individual Component; and
b.	In the case of Mr. Ridder: 40% as STIP Target EBITDA; 10% as to Safety; and 50% as to the Individual Component.

Chief Executive Officer and Executive Chairman Performances. In addition to the overall NEO assessment reviewed above, the Committee evaluated both Messrs. Gandossi’s and Lee’s individual achievement based on their 2019 performance objectives and leadership roles and guidance in, among other things:

Mr. Gandossi

•	focusing on and leading the development of our management team while communicating the imperatives of our corporate strategy to employees and stakeholders;

•	leading our health and safety performance, driving a safety culture throughout our operations and leading by example on health and safety;

•	leading and implementing a disciplined approach to identify, analyze and execute capital projects including the multi-year project in progress at our Friesau sawmill;

•	overseeing the strength of our balance sheet and liquidity while maintaining discipline on capital expenditures, operating cost and working capital;

•	leading and implementing a multi-year talent development program at our senior levels of management; and

•

leading our focus on long-term sustainability while meeting ESG Standards and initiating a communication program with affected stakeholders including Shareholders, credit providers, customers, suppliers, local communities, employees, governmental and regulatory authorities and non-governmental organizations.

Mr. Lee

•	fostering an entrepreneurial culture which embraces continuous improvement and sustainability;

•	continuing to drive our focus on our strategic priorities including new strategic initiatives, capital expenditures, cost control and balance sheet strength;

•	contributing in Board communication including with regard to corporate strategy and in Board development and recruitment;

•	leading the integration of our sandalwood operations in Australia on an operational, personnel and cultural basis;

•	leading our strategic initiatives and oversight with respect to our extractives business, plantation harvesting and potential expansion into ancillary or related business opportunities;

•	representing us in critical discussions and negotiations with industry participants; and

•	providing critical guidance and support to our NEOs and other executives.

Based upon the foregoing performance measures of the STIP and the performance review of our NEOs, the Committee awarded short-term annual cash bonuses for fiscal 2019, as set forth in the following table:

Name	Cash Bonus(1)(2)	Percentage of 2019 Base Salary(3)

Jimmy S.H. Lee	$457,148	84%

David M. Gandossi	$533,072	84%

David K. Ure	$204,040	56%

Adolf Koppensteiner	$179,560	42%

Wolfram Ridder	$126,735	34%

(1)	Awarded in February 2020 in respect of fiscal 2019.
(2)	For awards declared in February 2019 in respect of fiscal 2018, see the Summary Compensation Table on page 58 of this Proxy Statement.
(3)	Base salary is calculated on a pro-rated salary for the 2019 fiscal year as a result of salary increases effective March 1, 2019.

For fiscal 2019, the bonuses paid to our NEOs reflect the Committee’s assessment of the individual and overall Company factors discussed above.

Fiscal 2019 PSU Grant

For fiscal 2019, the Committee issued an aggregate of 641,206 PSUs (the “2019 PSUs”) to our executives which are eligible to vest over a three-year performance period ending on December 31, 2021. These awards are eligible to vest after December 31, 2021, based upon the LTIP Performance Criteria.

The following table sets forth the target level and number of 2019 PSUs awarded to our NEOs for fiscal 2019:

Name	Target Level for 2019 PSUs(1)(2)	Target Level as a Percentage of 2019 Base Salary(1)	Maximum 2019 PSUs(1)(2)	Maximum 2019 PSUs as a Percentage of 2019 Base Salary(1)

Jimmy S.H. Lee	53,614	150	107,228	300

David M. Gandossi	41,359	100	82,718	200

David K. Ure	17,725	75	35,450	150

Adolf Koppensteiner	14,039	50	28,078	100

Wolfram Ridder	12,234	50	24,468	100

(1)	Each 2019 PSU awarded on February 13, 2019 was valued at $15.34, which was the closing market price of the Shares on the date of the award.
(2)	These awards are eligible to vest after December 31, 2021, based upon the LTIP Performance Criteria.

Vesting of Fiscal 2017 PSUs

The three-year performance period for an initial 542,788 PSUs awarded by the Committee for fiscal 2017 (the “2017 PSUs”) to our executives, including our NEOs, ended on December 31, 2019.

In February 2020, the Board, based on the recommendation of the Committee, approved the vesting and awarding of 193,948 Shares to our executives (including our NEOs) pursuant to the then outstanding 2017 PSUs. The vesting represents the Committee’s assessment of achievement against the three components of the Prior Performance Criteria for our executives (including our NEOs) generally, as follows:

Component	Target Achieved	Payout of Target

Absolute Return on Average Assets	4.6%	89%

Total Shareholder Return	44.4th percentile	67%

New Business Initiatives	2.6	78%

For the NEOs generally, the vesting on a weighted basis was equal to 78% of the potential share award within a range of 0% to 200%.

The following table sets forth the number of 2017 PSUs vested for each of our NEOs based on the three year performance period ended December 31, 2019 and the achievement to target on a weighted basis as a percentage of the potential share award within a range of 0% to 200% for each of our NEOs with respect to the 2017 PSUs:

Name	Target Level for 2017 PSUs	Total Number of Vested 2017 PSUs	Achievement to Target on Weighted Basis

Jimmy S.H. Lee	40,885	31,932	78%

David M. Gandossi	42,592	33,265	78%

David K. Ure	19,166	14,969	78%

Adolf Koppensteiner	14,466	11,298	78%

Wolfram Ridder	13,871	10,834	78%

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table sets forth information regarding the fiscal 2019, 2018 and 2017 compensation awarded to, earned by, or paid to our NEOs. It is important to note that the Summary Compensation Table and the Grants of Plan-Based Awards table appearing on page 61 only reflect plan-based awards actually issued in fiscal 2019.

Name and Principal Position	Year(1)	Salary(2) ($)	Bonus ($)	Stock Awards(3) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings(4) ($)	All Other Compensation(5) ($)	Total ($)

Jimmy S. H. Lee(6)	2019	538,919	457,148	822,439	—	—	—	83,958	1,902,464
Executive Chairman	2018	547,743	590,877	571,634	—	—	—	88,632	1,798,886
	2017	523,788	480,280	490,620	—	—	—	84,755	1,579,443

David M. Gandossi(7)	2019	628,078	533,072	634,447	—	—	101,660	30,843	1,928,100
Chief Executive Officer	2018	601,030	821,622	634,925	—	—	77,871	32,560	2,168,008
	2017	511,437	385,505	511,104	—	—	65,500	29,797	1,503,343

David K. Ure(7)	2019	359,888	204,040	271,902	—	—	34,722	33,509	904,061
Chief Financial Officer	2018	357,143	319,691	276,790	—	—	33,027	33,995	1,020,646
	2017	340,529	302,236	229,992	—	—	20,496	32,456	925,709

Adolf Koppensteiner(8)(9)(10)	2019	426,508	179,560	215,358	—	—	—	62,095	883,521
Chief Operating Officer	2018	437,249	288,348	228,161	—	—	—	64,728	1,018,486

Wolfram Ridder(11)	2019	371,656	126,735	187,670	—	—	—	49,508	735,569
Vice President of Business Development	2018	380,997	194,989	198,811	—	—	—	49,707	824,504
	2017	355,407	92,666	166,452	—	—	—	46,778	661,303

(1)

Year to year changes reflect both increases in compensation and foreign exchange fluctuations. Based upon the exchange rate as at December 31, 2019, the dollar had increased by approximately 5% in value against the euro and increased by approximately 2% against the Canadian dollar since December 31, 2018.

(2)	The amount reported in this column for each NEO reflects the dollar amount of base salary paid, including salary increases.
(3)

Stock awards awarded to NEOs consist primarily of PSUs issued under the 2010 Plan. The amounts shown do not reflect whether the recipient has actually realized or will realize a financial benefit from such awards. The amounts shown represent the aggregate grant date fair values during the indicated fiscal year of the awards granted to our NEOs in 2019 and prior fiscal years as determined in accordance with ASC 718 and based on the assumptions and methodologies set forth in the Notes to the Consolidated Financial Statements in our Annual Reports on Form 10-K for the years ended December 31, 2019, 2018 and 2017, respectively. On February 13, 2019, we granted 2019 PSUs to all our NEOs. The grant date fair values are reported based upon the Share price of $15.34, which was the closing market price on the date of grant, and the probable outcome of the LTIP Performance Criteria for such awards as of the date of grant in accordance with SEC rules. The values of the 2019 PSUs granted in February 2019, assuming maximum vesting of 200% (and not target of 100%) of the performance awards, would have been: (i) Mr. Lee - $1,644,878; (ii) Mr. Gandossi - $1,268,894; (iii) Mr. Ure - $543,803; (iv) Mr. Koppensteiner - $430,717; and (v) Mr. Ridder - $375,339. Details on the awards can be found in the Grants of Plan-Based Awards Table on page 61 of this Proxy Statement.

(4)

The amounts set forth in this column for Mr. Gandossi and Mr. Ure reflect the annual change in the value, including interest, of their respective unfunded accounts, which accounts record those retirement plan contributions in excess of the applicable statutory limit.

(5)	Included in “All Other Compensation” for the fiscal years ended December 31, 2019, 2018 and 2017 are benefits and perquisites which consist of the following:

Name	Year	Auto ($)	Retirement Plan Contributions ($)	Other ($)

Jimmy S. H. Lee	2019	—	—	83,958 (living allowance)
	2018	—	—	88,632 (living allowance)
	2017	—	—	84,755 (living allowance)

David M. Gandossi	2019	7,681	19,973	3,189 (life insurance and special medical)
	2018	7,963	20,255	4,342 (life insurance and special medical)
	2017	7,435	20,054	2,308 (life insurance and special medical)

David K. Ure	2019	12,193	19,973	1,343 (life insurance and special medical)
	2018	11,059	20,255	2,681 (life insurance and special medical)
	2017	11,228	20,054	1,174 (life insurance and special medical)

Adolf Koppensteiner	2019	12,601	38,076	11,418 (housing allowance)
	2018	12,940	39,734	12,054 (housing allowance)

Wolfram Ridder	2019	13,447	36,061	—
	2018	12,100	37,607	—
	2017	10,903	35,875	—

(6)

The terms of Mr. Lee’s employment agreement, entitle him to housing and other perquisites not to exceed in aggregate €75,000 annually and other compensation as determined by the Committee, which amount is reflected in the column “All Other Compensation”.

(7)	In 2019, we contributed $19,973 to each of Mr. Gandossi’s and Mr. Ure’s retirement plans under our North American retirement program which amounts are included in “All Other Compensation”.
(8)	Mr. Koppensteiner was appointed Chief Operating Officer effective January 1, 2018.
(9)	The terms of Mr. Koppensteiner’s employment agreement entitle him to a housing allowance of €10,200 annually.
(10)	In 2019, we contributed $38,076 to Mr. Koppensteiner’s retirement plan under our European retirement program, which amount is reflected in the column “All Other Compensation”.
(11)	In 2019, we contributed $36,061 to Mr. Ridder’s retirement plan under our European retirement program, which amount is reflected in the column “All Other Compensation”.

Narrative Disclosure to Summary Compensation Table

Employment Agreements with our Named Executive Officers

We have entered into employment agreements with each of our NEOs. The following summary of certain material terms of such agreements is not complete and is qualified by reference to the full text of each agreement on file with the SEC.

Executive Chairman. Mr. Lee is a party to a second amended and restated employment agreement with us dated September 29, 2015, which provides for an initial annual base salary of €463,500 (which amount is reviewed by the Board annually), participation in our bonus program and long-term incentive plan as well as certain other benefits and perquisites, including a housing and living allowance not to exceed in the aggregate €75,000 per annum. The agreement continues in effect until Mr. Lee’s employment with us is terminated. Mr. Lee may terminate his employment with us at any time for good reason within 180 days after the occurrence of any good reason event and we may terminate his employment with cause. Mr. Lee’s agreement contains a provision giving us the ability to deduct and clawback any compensation paid to Mr. Lee thereunder that is subject to recovery under law, government regulation or a stock exchange listing requirement.

Chief Executive Officer. Mr. Gandossi is a party to an amended and restated employment agreement with us dated September 29, 2015, which provides for an initial annual base salary of C$590,000 (which amount is reviewed by the Board annually), participation in our bonus program, long-term incentive plan and North American retirement program as well as certain other benefits and perquisites. The agreement provides for the continued employment of Mr. Gandossi for a period of 36 months, with an automatic 12-month renewal if the Company does not provide written notice of its intention not to renew the agreement at least 12 months before the original term expires. Thereafter, the agreement provides for successive 12-month renewals unless the Company provides written notice of its intention not to renew 360 days in advance of the expiry of the then term thereof. Mr. Gandossi may terminate his employment with us at any time for good reason within 180 days after the occurrence of any good reason event and we may terminate his employment with cause. Mr. Gandossi’s agreement contains a provision giving us the ability to deduct and clawback any compensation paid to Mr. Gandossi thereunder that is subject to recovery under law, government regulation or a stock exchange listing requirement.

Chief Financial Officer. Mr. Ure is a party to an employment agreement with us dated August 12, 2013, as amended July 17, 2015, which provides for an initial annual base salary of C$350,000 (which amount is reviewed by the Board annually), participation in our bonus program, long-term incentive plan and North American retirement program as well as certain other benefits and perquisites. The agreement provides for the continued employment of Mr. Ure for a period of 24 months, with an automatic 12-month renewal if the Company does not provide written notice of its intention not to renew the agreement at least 12 months before the original term expires. Thereafter, the agreement provides for successive 12-month renewals unless the Company provides written notice of its intention not to renew 360 days in advance of the expiry of the then term thereof. Mr. Ure may terminate his employment with us at any time for good reason within 90 days after the occurrence of any good reason event and we may terminate his employment with cause. Mr. Ure’s agreement contains a provision giving us the ability to deduct and clawback any compensation paid to Mr. Ure thereunder that is subject to recovery under law, government regulation or a stock exchange listing requirement.

Chief Operating Officer. Mr. Koppensteiner is a party to an employment agreement dated January 1, 2016, as amended effective January 1, 2018, which provides for an initial annual base salary of €370,000 (which amount is reviewed by the Board or the Committee annually), an annual bonus depending on the economic result as determined by our Board or the Committee and certain benefits and perquisites including participation in our European retirement program. The agreement may be terminated by us and by Mr. Koppensteiner by either party giving 12 months’ notice and, in any event, will terminate at the time Mr. Koppensteiner reaches the age of 65.

Vice President, Business Development. Mr. Ridder is a party to an employment agreement with our wholly-owned subsidiary dated October 2, 2006, which provides for an initial annual base salary of €247,200 (which amount is reviewed by the Board or the Committee annually) and a yearly bonus of up to 25% of the annual gross salary depending upon targets mutually agreed upon by Mr. Ridder and our Chief Executive Officer. Mr. Ridder is also entitled to certain other benefits and perquisites including participation in our European retirement program. The agreement may be terminated by either party at June 30 or December 31 of any year by giving six months’ notice and, in the event of a direct or indirect change in majority ownership of our subsidiary, the notice period increases to twelve months. In any event, the agreement will terminate at the time Mr. Ridder reaches the age of 65.

Grants of Plan-Based Awards Table

The following table sets forth information regarding awards granted during 2019 under our 2010 Plan to our NEOs:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($ per Share)	Grant Date Fair Value of Stock and Option Awards(2) ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Jimmy S.H. Lee	February 13, 2019	—	—	—	26,807	53,614	107,228	—	—	—	822,439

David Gandossi	February 13, 2019	—	—	—	20,680	41,359	82,718	—	—	—	634,447

David Ure	February 13, 2019	—	—	—	8,863	17,725	35,450	—	—	—	271,902

Adolf Koppensteiner	February 13, 2019	—	—	—	7,020	14,039	28,078	—	—	—	215,358

Wolfram Ridder	February 13, 2019	—	—	—	6,117	12,234	24,468	—	—	—	187,670

(1)

The “Threshold” amount reported represents vesting of a minimum percentage of the performance award if the minimum acceptable objective is achieved (as determined by the Committee). If threshold performance is not satisfied, an NEO’s rights with respect to the award are forfeited. The “Target” amount reported represents the number of Shares issuable if performance objectives are achieved (as determined by the Committee) and the “Maximum” amount reported represents vesting of 200% of the performance award if the maximum objective is achieved (as determined by the Committee).

(2)

Stock awards awarded to NEOs in 2019 consist of the 2019 PSUs granted to all our NEOs on February 13, 2019. Pursuant to ASC 718, grant date fair values of the 2019 PSUs granted in February 2019 are based on the Share price of $15.34, which was the closing market price on the date of grant, and the probable outcome of the LTIP Performance Criteria for such awards as at the date of grant in accordance with SEC rules.

Narrative Disclosure to Grants of Plan-Based Awards Table

All equity awards shown in the table were granted under our 2010 Plan. Annual incentive plan awards reflect the potential threshold, target and maximum incentive awards payable to our NEOs based upon the achievement of the LTIP Performance Criteria and Prior Performance Criteria, as applicable. Amounts shown are calculated as a percentage of base salary. Target bonus amounts assume the achievement of the LTIP Performance Criteria and Prior Performance Criteria, as applicable, at the target amounts. Maximum bonus amounts assume the achievement of the LTIP Performance Criteria and Prior Performance Criteria, as applicable, at the maximum amount of 200%. The actual equity bonus payments received by NEOs are set out in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

In February 2019, we issued an aggregate of 641,206 2019 PSUs to our executives, including an aggregate of 277,942 2019 PSUs to our NEOs.

Each PSU represents one Share. As a result, the number of 2019 PSUs issued to NEOs was 200% of the “target” level of performance share units, being the maximum number of Shares that our NEOs may earn pursuant to the LTIP.

The number of 2019 PSUs that actually vest and the Shares actually earned will be based on the achievement of the LTIP Performance Criteria established by the Committee over a three-year performance period that commenced on January 1, 2019, and ends on December 31, 2021 (the “2019 PSU Performance Period”). Evaluations of each of the LTIP Performance Criteria for the 2019 PSUs will be assessed by the Committee following receipt of our audited financial statements for the last completed fiscal year of the 2019 PSU Performance Period.

In February 2020, our Board, based upon the Committee’s assessment of the achievement of the Prior Performance Criteria, approved the vesting and awarding of 193,948 Shares to our executives (including our NEOs) pursuant to the 2017 PSUs. The 193,948 Shares represent 78% of the potential Share award range previously set at between 0% and 200%. See “Vesting of Fiscal 2017 PSUs” on page 57 hereof.

Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth information regarding outstanding equity awards for our NEOs at December 31, 2019:

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(2) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) ($)

Jimmy S. H. Lee	—	—	—	—	—	—	—	130,380	1,603,674

David M. Gandossi	—	—	—	—	—	—	—	124,422	1,530,391

David K. Ure	—	—	—	—	—	—	—	54,403	669,157

Adolf Koppensteiner	—	—	—	—	—	—	—	43,232	531,754

Wolfram Ridder	—	—	—	—	—	—	—	38,661	475,530

(1)	Based on the closing Share price of $12.30 per Share on the NASDAQ Global Select Market as at December 31, 2019.
(2)

Reflects the number of PSUs that may be earned upon achievement of target performance of the 2019 PSUs awarded to our NEOs in 2019, the 2018 PSUs awarded to our NEOs in 2018 and the 2017 PSUs awarded to our NEOs in 2017, based on the Compensation Committee’s assessment of the achievement of the Prior Performance Criteria respecting the 2017 PSUs in February 2020. As at December 31, 2019, the vesting of such awards was contingent upon the achievement of the Prior Performance Criteria (in the case of the 2018 PSUs and 2017 PSUs) and the LTIP Performance Criteria (in the case of the 2019 PSUs) at the end of a three-year performance period measured from January 1, 2019 and ending on December 31, 2021, in the case of the 2019 PSUs, from January 1, 2018 and ending on December 31, 2020, in the case of the 2018 PSUs, and from January 1, 2017 and ending on December 31, 2019, in the case of the 2017 PSUs. The 2019 PSUs are eligible to vest in 2022, the 2018 PSUs are eligible to vest in 2021 and the 2017 PSUs vested in February 2020.

Option Exercises and Stock Vested

The following table discloses the amounts received by our NEOs upon exercise of options or similar instruments or the vesting of stock or similar instruments during 2019.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Jimmy S.H. Lee	—	—	—	—

David M. Gandossi	—	—	—	—

David K. Ure	—	—	—	—

Adolf Koppensteiner	—	—	—	—

Wolfram Ridder	—	—	—	—

Non-Qualified Deferred Compensation

We do not maintain a retirement program for our Executive Chairman. We maintain two separate retirement programs for our other North American and European executive officers.

Under the terms of our North American program, we make a contribution to a registered retirement savings plan (“RRSP”) account with a financial institution in the name of the executive officer in an amount equal to 10% of a combined total of 100% of gross salary and 50% of cash bonus payments up to the annual maximum RRSP limit (C$26,500 in 2019). Amounts in excess of the annual maximum RRSP limit, are credited to an unfunded account and earn interest based on a notional growth rate of 3.27%. While the value of the unfunded account grows on a tax-free basis while retained in the Company, the executive officer will be subject to full taxation on the balance at the time the funds are withdrawn (upon retirement or termination of employment).

Our Chief Executive Officer and Chief Financial Officer participate in our North American program. In 2019, we contributed or accrued $19,973 on each of their behalves under the terms of the program.

Similarly, under the terms of our European program, we make contributions to a German government regulated pension plan in an amount equal to 10% of a combined total of 100% of each participating German executive officer’s gross salary and 50% of such executive’s cash bonus payments. In addition, to the extent that such statutory pension is limited by an annual cap (€6,863 in 2019), contributions in excess of this amount are remitted to a third party fund and held in an account in the executive officer’s name. While the value of such account grows on a tax-free basis while retained with the third party fund, the executive officer will be subject to full taxation of the balance at the time the funds are withdrawn (upon retirement or termination of employment).

The NEOs participating in our European program are Messrs. Koppensteiner and Ridder, on whose behalf, in 2019, we contributed $38,076 and $36,061, respectively, under the terms of the program.

Non-Qualified Deferred Compensation Table

The following table sets forth information regarding contributions, earnings and account balances described above for our NEOs under our retirement programs.

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year(1) ($)	Aggregate Earnings in Last Fiscal Year(2) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End(3) ($)

Jimmy S.H. Lee	—	—	—	—	—

David M. Gandossi	—	82,931	18,729	—	616,149(4)

David K. Ure	—	31,617	3,105	—	113,899(4)

Adolf Koppensteiner	—	30,393	—	—	—

Wolfram Ridder	—	28,378	—	—	—

(1)

Amounts in this column reflect our contributions to each of our NEOs’ respective retirement plan which is in excess of the amount permitted by applicable tax statute. We also account for these amounts in the Summary Compensation Table on page 58 of this Proxy Statement, under the “Change in Pension Value and Non-Qualified Deferred Compensation Earnings” column for Messrs. Gandossi and Ure and under the “All Other Compensation” column for all of our other NEOs.

(2)

The amount in this column reflects interest accrued based on a notional growth rate of 3.27%. We account for Messrs. Gandossi and Ure’s amounts in the Summary Compensation Table on page 58 under the “Change in Pension Value and Non-Qualified Deferred Compensation Earnings” column.

(3)

No amounts are shown in this column for the NEOs participating in our European retirement program, as contributions in excess of statutory limits are remitted to a third party fund and the Company no longer has any obligation in respect thereof.

(4)

Of this balance, $527,122 and $81,120 were previously reported as compensation to Mr. Gandossi and Mr. Ure, respectively, in the Non-Qualified Deferred Compensation Table in the prior year’s proxy statement. The information in this footnote is provided to clarify the extent to which amounts payable as deferred compensation represent compensation reported in our prior proxy statements rather than additional currently earned compensation.

Potential Payments upon Termination or Change of Control

Termination

We have agreed to provide certain benefits to our NEOs in the event of the termination of their employment with us. The following table shows the estimated severance benefits that would have been payable to our NEOs if their employment was terminated without cause on December 31, 2019.

Name	Cash Severance Benefit ($)	Insurance Continuation ($)	Stock Option Acceleration(1) ($)	Performance Share Unit Awards Acceleration(1) ($)	Total ($)

Jimmy S. H. Lee	3,317,615	—	—	1,713,796	5,031,411

David M. Gandossi	2,203,364	—	—	1,645,113	3,848,476

David K. Ure	689,708	—	—	720,780	1,410,488

Adolf Koppensteiner	710,592	—	—	—	710,592

Wolfram Ridder	216,313	—	—	—	216,313

(1)	Based on the closing market price of $12.30 per Share on the NASDAQ Global Select Market on December 31, 2019.

Change of Control

We have agreed to provide certain benefits to our NEOs if their employment is terminated within a specified time after a “change of control” of the Company. The following table shows the estimated change of control benefits that would have been payable to our NEOs if a change of control had occurred on December 31, 2019.

Name	Cash Severance Benefit ($)	Insurance Continuation ($)	Stock Option and Restricted Stock Acceleration(1)(2) ($)	Performance Award Acceleration(1)(2) ($)	Total ($)

Jimmy S. H. Lee	3,317,615	—	—	1,713,796	5,031,411

David M. Gandossi	4,406,727	—	—	1,645,113	6,051,840

David K. Ure	1,034,563	—	—	720,780	1,755,343

Adolf Koppensteiner	710,592	—	—	570,720	1,281,312

Wolfram Ridder	432,626	—	—	512,885	945,511

(1)	For the purposes of the 2010 Plan, these amounts assume a change of control and triggering event have occurred and the vesting of all awards under the plan has been accelerated.
(2)	Based on the closing market price of $12.30 per Share on the NASDAQ Global Select Market on December 31, 2019.

Narrative Discussion on Potential Payments upon Termination or Change of Control

2010 Plan

Under the 2010 Plan, all unvested performance awards granted under the plan will vest if a triggering event occurs within 12 months following a change of control. The 2010 Plan has detailed definitions of “change of control” and “triggering event”. Generally speaking, under the 2010 Plan, a change of control occurs if: (i) we sell or otherwise dispose of all or substantially all of our assets; (ii) someone acquires 50% or more of our Shares; or (iii) we complete a merger, consolidation or reorganization, following which 50% or more of the voting shares of the continuing or surviving entity and the parent company of such entity are held by persons who were not Shareholders prior to such merger, consolidation or reorganization. Any one of the following events would constitute a triggering event under our 2010 Plan: (i) the termination of the relevant employee without cause; (ii) the occurrence of constructive termination; or (iii) in connection with a change of control, any outstanding awards are not assumed, replaced, converted or otherwise continued by the Company or a successor entity thereof. Due to the number of factors that affect the nature and amount of any benefits provided upon the happening of such events, any actual amounts paid or distributed may be different. Factors that could affect these amounts include the achievement of performance thresholds and the Company’s stock price.

Contractual Obligations

Jimmy Lee

Termination without cause or voluntary termination for good reason. The terms of his employment agreement provide that, if Mr. Lee is terminated without cause or voluntarily terminates his employment for good reason, he will be entitled to a severance payment equal to three times the sum of: (i) his then annual salary; and (ii) the higher of (a) his current annual bonus and (b) the highest variable pay and incentive bonus received during the three years last ending prior to his termination. This amount is payable in substantially equal installments over a twelve-month period, unless (i) a change of control occurs following such termination, in which case the unpaid portion of such severance amount is payable in full in a lump sum cash payment immediately following such change of control, or (ii) such termination occurs in contemplation of, at the time of, or within three years after a change of control, in which case this amount is payable in a lump sum cash payment immediately following such termination. In addition, all Mr. Lee’s unvested rights in any stock options and any other equity awards will vest in full and become immediately exercisable. Mr. Lee will also be entitled to any accrued benefits.

Mr. Lee’s employment agreement defines a “change of control” as the occurrence of any of certain specified events including: (i) the receipt by the Company of a Schedule 13D or other statement filed under Section 13(d) of the Exchange Act indicating that any person, directly or indirectly, (a) has become the beneficial owner of more than 50% of the outstanding Shares or (b) has sole and/or shared voting or dispositive power over more than 50% of the outstanding Shares; (ii) a change in the composition of the Board occurring within a two-year period prior to such change, as a result of which fewer than a majority of the Board members are incumbent Board members; (iii) the solicitation of a dissident proxy, the purpose of which is to change the composition of the Board with the result or potential result that fewer than a majority of the Board will be incumbent members; (iv) the consummation of a merger, amalgamation or consolidation of the Company with or into another entity if more than 50% of the combined voting power of the continuing entity’s securities outstanding immediately after such event are owned by persons who were not Shareholders prior to such event; (v) the sale of all or substantially all of our assets; or (vi) the approval by our Shareholders of a plan of complete liquidation or dissolution.

Termination for cause or voluntary termination without good reason. The terms of his employment agreement provide that, if Mr. Lee is terminated for cause or voluntarily terminates his employment without good reason, he is not entitled to any additional payments or benefits, other than accrued benefits (including, but not limited to, any then vested stock options and other equity grants) and a prorated bonus, which is payable immediately upon such termination.

Death or termination for disability. The terms of his employment agreement provide that, in the event of Mr. Lee’s death or if Mr. Lee is terminated in connection with a disability, he is not entitled to any additional payments or benefits, other than accrued benefits, any amounts payable under the Company’s incentive plan then in effect, and a prorated bonus, which is payable at the same time as the Company’s other senior executives are paid under any cash bonus or long-term incentive plan. In addition, all of Mr. Lee’s unvested rights in any stock options and any other equity awards will vest in full and become immediately exercisable.

David Gandossi

Termination without cause or voluntary termination for good reason. The terms of his employment agreement provide that, if Mr. Gandossi is terminated without cause or voluntarily terminates his employment for good reason, he will be entitled to a severance payment equal to one and a half times the sum of: (i) his then annual salary; and (ii) the higher of (a) his current annual bonus, (b) the highest variable pay and incentive bonus received during the three years last ending prior to his termination and (c) 50% of his then annual salary. This amount is payable in substantially equal installments over an eighteen-month period, unless a change of control occurs following such termination, in which case the unpaid portion of such severance amount is payable in full in a lump sum cash payment immediately following such change of control.

The terms of his employment agreement further provide that, if Mr. Gandossi is terminated without cause or voluntarily terminates his employment for good reason in contemplation of, at the time of, or within twelve months after a change of control, instead of the amounts and payment terms described above, he will be entitled to a lump sum severance payment equal to three times the sum of: (ii) his then annual salary; and (ii) the higher of (a) his current annual bonus, (b) the highest variable pay and incentive bonus received during the three years last ending prior to his termination and (c) 50% of his then annual salary.

In addition, if Mr. Gandossi is terminated without cause or voluntarily terminates his employment for good reason, all Mr. Gandossi’s unvested rights in any stock options and any other equity awards will vest in full and become immediately exercisable. Mr. Gandossi will also be entitled to any accrued benefits.

Mr. Gandossi’s employment agreement defines a “change of control” as the occurrence of any of certain specified events including: (i) the receipt by the Company of a Schedule 13D or other statement filed under Section 13(d) of the Exchange Act indicating that any person, directly or indirectly, (a) has become the beneficial owner of more than 50% of the outstanding Shares or (b) has sole and/or shared voting or dispositive power over more than 50% of the outstanding Shares; (ii) a change in the composition of the Board occurring within a two-year period prior to such change, as a result of which fewer than a majority of the Board members are incumbent Board members; (iii) the solicitation of a dissident proxy, the purpose of which is to change the composition of the Board with the result or potential result that fewer than a majority of the Board will be incumbent members; (iv) the consummation of a merger, amalgamation or consolidation of the Company with or into another entity if more than 50% of the combined voting power of the continuing entity’s securities outstanding immediately after such event are owned by persons who were not Shareholders prior to such event; (v) the sale of all or substantially all of our assets; (vi) the commencement by a person of a tender offer for more than 20% of our Shares; (vii) the commencement by or against us of a bankruptcy proceeding; or (viii) the approval by our Shareholders of a plan of complete liquidation or dissolution.

Termination for cause or voluntary termination without good reason. The terms of his employment agreement provide that, if Mr. Gandossi is terminated for cause or voluntarily terminates his employment without good reason, he is not entitled to any additional payments or benefits, other than accrued benefits (including, but not limited to, any then vested stock options and other equity grants) and a prorated bonus, which is payable immediately upon such termination.

Death or termination for disability. The terms of his employment agreement provide that, in the event of Mr. Gandossi’s death or if Mr. Gandossi is terminated in connection with a disability, he is not entitled to any additional payments or benefits, other than accrued benefits, any amounts payable under the Company’s incentive plan then in effect, and a prorated bonus, which is payable at the same time as the Company’s other senior executives are paid under any cash bonus or long-term incentive plan. In addition, all Mr. Gandossi’s unvested rights in any stock options and any other equity awards will vest in full and become immediately exercisable.

David Ure

Termination without cause or voluntary termination for good reason. The terms of his employment agreement provide that, if Mr. Ure is terminated without cause or voluntarily terminates his employment for good reason, he will be entitled to a severance payment equal to one times the sum of: (i) his then annual salary; and (ii) the higher of (a) his current annual bonus and (b) the highest variable pay and average incentive bonus received during the two years last ending prior to his termination. This amount is payable in substantially equal installments over a twelve-month period, unless a change of control occurs following such termination, in which case the unpaid portion of such severance amount is payable in full in a lump sum cash payment immediately following such change of control.

The terms of his employment agreement further provide that, if Mr. Ure is terminated without cause or voluntarily terminates his employment for good reason in contemplation of, at the time of, or within twelve months after a change of control, instead of the amounts and payment terms described above, he will be entitled to a lump sum severance payment equal to one and a half times the sum of: (i) his then annual salary; and (ii) the higher of (a) his current annual bonus and (b) the highest variable pay and average incentive bonus received during the two years last ending prior to his termination.

In addition, if Mr. Ure is terminated without cause or voluntarily terminates his employment for good reason, all Mr. Ure’s unvested rights in any stock options and any other equity awards will vest in full and become immediately exercisable. Mr. Ure will also be entitled to any accrued benefits.

Mr. Ure’s employment agreement defines a “change of control” as the occurrence of any of certain specified events including: (i) the receipt by the Company of a Schedule 13D or other statement filed under Section 13(d) of the Exchange Act indicating that any person, directly or indirectly, (a) has become the beneficial owner of more than 50% of the outstanding Shares or (b) has sole and/or shared voting or dispositive power over more than 50% of the outstanding Shares; (ii) a change in the composition of the Board occurring within a two-year period prior to such change as a result of which fewer than a majority of the Board members are incumbent Board members; (iii) the consummation of a merger, amalgamation or consolidation of the Company with or into another entity if more than 50% of the combined voting power of the continuing entity’s securities outstanding immediately after such event are owned by persons who were not Shareholders prior to such event; (iv) the sale of all or substantially all of our assets; (v) the commencement by or against us of a bankruptcy proceeding; or (vi) the approval by our Shareholders of a plan of complete liquidation or dissolution. Notwithstanding, a “change of control” in respect of items (1) to (4) above will not be deemed to occur unless such transaction constitutes a change in ownership of the Company or a change in effective control of the Company.

Termination for cause or voluntary termination without good reason. The terms of his employment agreement provide that, if Mr. Ure is terminated for cause or voluntarily terminates his employment without good reason, he is not entitled to any additional payments or benefits, other than accrued benefits (including, but not limited to, any then vested stock options and other equity grants) and a prorated bonus, which is payable immediately upon such termination.

Death or termination for disability. The terms of his employment agreement provide that, in the event of Mr. Ure’s death or if Mr. Ure is terminated in connection with a disability, he is not entitled to any additional payments or benefits, other than accrued benefits, any amounts payable under the Company’s incentive plan then in effect, and a prorated bonus, which is payable at the same time as the Company’s other senior executives are paid under any cash bonus or long-term incentive plan. In addition, all Mr. Ure’s unvested rights in any stock options and any other equity awards will vest in full and become immediately exercisable.

Adolf Koppensteiner

The terms of Mr. Koppensteiner’s employment agreement provide for a 12 month notice period in case of termination by either party. The agreement does not contain a change of control provision.

Wolfram Ridder

The terms of Mr. Ridder’s employment agreement provide for a six-month notice period in case of termination and 12 months in the event of a change of control, which is defined as a direct or indirect change in majority ownership of Stendal Pulp Holding GmbH. In addition to the terms provided for in the individual employment agreements, our 2010 Plan contains provisions for accelerated vesting and exercisability of options, stock appreciation rights, restricted stock, restricted stock rights and performance awards upon termination of employment within 12 months of a change of control. The Committee also has the discretion to vest and make exercisable any outstanding award previously issued under the 2010 Plan upon the closing of a transaction that results in a change of control.

Chief Executive Officer Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. David Gandossi, our President and Chief Executive Officer:

For 2019, our last completed fiscal year:

•	the annual total compensation of the employee identified at median of our company (other than Mr. Gandossi), was $58,470;

•	the annual total compensation of Mr. Gandossi for purposes of determining the pay ratio was $1,928,099; and

•	the ratio of the annual total compensation of Mr. Gandossi, to the median of the annual total compensation of all employees was estimated to be 33 to 1.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below.

The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

To identify the median employee, we determined that, as of December 31, 2019, our employee population consisted of approximately 2,325 individuals globally. To identify the “median employee” from our employee population, we collected actual base salary, bonus paid, and any overtime paid during the year ended December 31, 2019. In making this determination, we annualized the compensation of all newly hired permanent employees during this period. In determining the median employee and pay ratio, we did not include 44 employees relating to a log harvesting, road building and trucking services business that we acquired in October 2019.

INFORMATION REGARDING EQUITY COMPENSATION PLANS

Equity Compensation Plan Information

Since specific grants under the 2010 Plan are discretionary, they may vary from year to year and participant to participant and are not yet determinable. The following table provides certain information as at December 31, 2019 with respect to the Company’s equity compensation plans.

Plan Category	Number of Shares to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of Shares remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by Shareholders(1)	—	(2)	$—	2,609,353	(3)

Equity compensation plans not approved by Shareholders	—		—	—

(1)	The 2010 Plan.
(2)

Excludes 31,405 outstanding restricted shares which vest in 2020 and a maximum of 1,764,976 outstanding PSUs, 496,634 of which were eligible for vesting as at December 31, 2019. (In February 2020, based upon an assessment of the achievement of the Prior Performance Criteria, 193,948 Shares were awarded and vested in respect thereof and the balance of underlying Shares therefor is again available under the 2010 Plan.) Of the remaining 1,268,342 PSUs, 627,136 are eligible to vest at December 31, 2020 and 641,206 are eligible to vest at December 31, 2021. The actual number of Shares issued in respect of unvested PSUs will vary from 0% to 200% of PSUs granted, based upon achievement of performance objectives established for such awards.

(3)	Represents the number of Shares remaining available for issuance under the 2010 Plan as of December 31, 2019. As at the date hereof, the amount available is 1,773,239 Shares.

PROPOSAL 2—INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ratification of Independent Registered Public Accounting Firm

The Board requests that Shareholders ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm as a matter of good corporate practice.

We initially appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm effective May 10, 2007 and received Shareholder ratification of such appointment at our annual meeting held in June 2007. The appointment of PricewaterhouseCoopers LLP was approved by the Audit Committee and by the Board.

Representatives of PricewaterhouseCoopers LLP are not expected to be present at the Meeting but have been given an opportunity to make a statement if they so desire and will be available should any matter arise requiring their participation at the Meeting.

The selection of PricewaterhouseCoopers LLP must be ratified by a majority of the votes cast at the Meeting, in person or by Proxy, in favor of such ratification.

OUR BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

In the event PricewaterhouseCoopers LLP are not ratified as our registered public accounting firm at the Meeting, the Audit Committee will consider whether to retain PricewaterhouseCoopers LLP or select another firm. The Audit Committee may select another firm as our registered public accounting firm without the approval of Shareholders, even if Shareholders ratify the selection of PricewaterhouseCoopers LLP at the Meeting.

Fees of Independent Registered Public Accounting Firm

The following table sets forth the fees for services provided by PricewaterhouseCoopers LLP in 2019 and 2018:

	Year Ended December 31,
	2019		2018
Audit Fees(1)	$1,117,051		$1,182,684
Audit-Related Fees(2)	$378,164		$316,165
Tax Fees(3)	$239,984		$242,232
All Other Fees	$61,701	(4)	$63,925	(4)

	$1,796,900		$1,805,006

(1)

Represents fees for services rendered for the integrated audit of our annual financial statements, including fees relating to an internal control review conducted pursuant to the Sarbanes-Oxley Act of 2002.

(2)

Represents fees for due diligence transaction services and services such as quarterly reviews rendered for assurance and related services reasonably related to the performance of the audit or review of our financial statements but not reported under “Audit Fees”, including fees related to audit and attestation services for the Celgar and Peace River pension plans, due diligence related to financings and consultations concerning financial accounting and reporting standards.

(3)	Represents fees for services rendered for tax compliance, tax advice and tax planning.
(4)

The majority of all other fees incurred during 2019 was in connection with advisory and governmental relations services related to new green energy legislation in Germany and 2018 was in connection with such advisory and governmental relations services and with services related to our acquisition of MPR.

Policy on Audit Committee Pre-Approval of Audit and Permitted Non-Audit Services

Our Audit Committee is responsible for appointing, setting compensation for and overseeing the work of PricewaterhouseCoopers LLP. The committee has established a policy requiring its pre-approval of all audit and permissible non-audit services provided by PricewaterhouseCoopers LLP. The Audit Committee from time to time will provide a general pre-approval of specific types of services and provide specific guidance as to the specific services which may be eligible for pre-approval and will obtain appropriate cost estimations for each type of service. The Audit Committee also specifically pre-approves all other permitted services. For all pre-approval of services, the Audit Committee considers whether such services are consistent with the rules of the SEC on registered public accounting firm independence. Under the policy, the Audit Committee must pre-approve services prior to the commencement of the specified service. In 2018 and 2019, all services provided by our independent registered public accounting firm, PricewaterhouseCoopers LLP, had been pre-approved by the Audit Committee.

PROPOSAL 3—ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Company believes that the compensation policies for our NEOs are designed to attract, motivate and retain talented executive officers and are aligned with the long-term interests of our Shareholders. This advisory Shareholder vote, commonly referred to as a “say-on-pay vote” gives you as a Shareholder the opportunity to approve or not approve the compensation of our NEOs that is disclosed in this Proxy Statement. This advisory Shareholder vote occurs every year and will next occur at our annual meeting of Shareholders to be held in 2021 (the “2021 Annual Meeting”). The non-binding resolution approving our executive compensation was approved by 98.4% of the Shareholders present or represented by proxy at our 2019 annual meeting of Shareholders. This vote is not intended to address any specific item of executive compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. Accordingly, the Company asks that you indicate your support for our executive compensation policies and practices as described in the Company’s Compensation Discussion and Analysis, accompanying tables and related narrative contained in this Proxy Statement by voting “FOR” the following resolution:

RESOLVED that the Company’s Shareholders approve, on an advisory basis, the compensation of the Company’s executives named in the Summary Compensation Table, as disclosed in the Company’s 2020 Proxy Statement pursuant to the executive compensation disclosure rules of the Securities and Exchange Commission, which disclosure includes the Compensation Discussion and Analysis, compensation tables, narrative disclosure and other related tables and disclosure.

Since this say-on-pay vote is advisory, it will not be binding on the Board or the Compensation and Human Resources Committee. However, the Board and our Compensation and Human Resources Committee value the opinions of our Shareholders and will review the voting results and take them into consideration when making future decisions regarding executive compensation. The affirmative vote of the holders of a majority of the Shares represented in person or by proxy entitled to vote on the proposal will be required for approval.

OUR BOARD RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

COMMONLY ASKED QUESTIONS AND ANSWERS

Q:	Why am I receiving these materials?

A:

This Proxy Statement describes the proposals upon which you, as a Shareholder, will vote at the Meeting. It also gives you information on the proposals, as well as other information so that you can make an informed decision.

Q:	Why did I receive a Notice of Internet Availability instead of a full set of proxy materials?

A:

Rules adopted by the SEC allow companies to choose the method for delivering proxy materials to Shareholders. We have elected to mail a notice regarding the availability of proxy materials on the Internet rather than sending a full set of these materials in the mail to our Shareholders (other than those who had previously requested electronic or paper delivery). This notice will be mailed to our Shareholders beginning on or around April 16, 2020, and our proxy materials will be posted on both our corporate website (www.mercerint.com) and the website referenced in the notice (www.proxyvote.com) on the same day. Utilizing this method of delivery expedites receipt of proxy materials by our Shareholders and lowers the cost of the Meeting. If you are a Shareholder and would like to receive a paper or email copy of the proxy materials, you should follow the instructions in the notice for requesting copies.

Q:	What is the Proxy?

A:

If you requested to receive printed proxy materials, these materials include an accompanying Proxy. The Proxy enables you to appoint Jimmy S.H. Lee and David M. Gandossi as your representatives at the Meeting. By completing and returning the Proxy, you are authorizing Mr. Lee and Mr. Gandossi to vote your Shares at the Meeting as you have instructed them on the Proxy. This way your Shares will be voted whether or not you attend the Meeting. Even if you plan to attend the Meeting, it is a good idea to complete and return your Proxy before the date of the Meeting just in case your plans change.

Q:	Who can vote at the Meeting?

A:

Registered Shareholders who own our Shares on the Record Date may attend and vote at the Meeting. Each Share is entitled to one vote. There were 65,799,946 Shares outstanding on the Record Date. If you own your Shares through a brokerage account or in another nominee form, you must provide instructions to the broker or nominee as to how your Shares should be voted. Your broker or nominee will generally provide you with the appropriate forms at the time you receive this Proxy Statement. If you own your Shares through a brokerage account or nominee, you cannot vote in person at the Meeting, (including through the virtual meeting), unless you receive a Proxy from the broker or the nominee.

Q:	What am I voting on?

A:

We are asking you to vote: (i) for the election of the Company’s directors for the ensuing year; (ii) for the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2020; and (iii) for the approval, on a non-binding advisory basis, of the compensation disclosed in this Proxy Statement of the Company’s executive officers who are named herein in the Summary Compensation Table.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THESE PROPOSALS.

Q:	How do I vote?

A:	Registered Shareholders may vote on the Internet, by mail, in person at the Meeting or by phone.

Voting on the Internet. Go to www.investorvote.com/merc (registered Shareholders) or www.proxyvote.com (beneficial holders) or scan the QR code provided in your Proxy with your smartphone.

Follow the instructions to obtain your records and submit an electronic ballot. You should have your Proxy in hand when you access the website.

Voting by Mail. Complete, date, sign and mail the Proxy in the enclosed postage pre-paid envelope (if you received a paper copy of the proxy materials by mail). If you mark your voting instructions on the Proxy, your Shares will be voted as you instruct. Please see the Proxy for voting instructions.

Voting in Person. If you are a registered Shareholder and attend the Meeting, you may vote in person as instructed at the Meeting. However, if you hold your Shares in street name and you wish to attend and vote your Shares at the Meeting, you will first need to obtain a legal proxy from your broker, bank or other intermediary that is the holder of record of your Shares and bring it with you to the Meeting. Otherwise, you will not be permitted to vote in person at the Meeting.

Virtual Meeting. If you are a registered Shareholder, you may also attend and vote at the Meeting via the Internet. In order to do so, please follow the instructions in the accompanying Proxy and Meeting materials. If you hold your Shares through a broker or other nominee and wish to attend the Meeting you will need to obtain a legal proxy from such broker or other nominee and send it, along with your name and email address to our registrar transfer agent by email at legalproxy@computershare.com or mail at Proxy Services, c/o Computershare, Inc. (Legal Proxy), P.O. Box 505008, Louisville, KY 40233. Such requests must be labelled “Legal Proxy” and must be received by Computershare no later than 5:00 p.m. (Eastern Time) on May 28, 2020.

Voting by Telephone. Call 1-800-652-VOTE (8683) from any touch-tone telephone and follow the instructions. You should have your Proxy in hand when you call.

If you own your Shares through a brokerage account or in other nominee form, you should follow the instructions you receive from the record holder to see which voting methods are available.

Q:	What does it mean if I receive more than one Proxy?

A:	It means that you hold Shares in multiple accounts. Please complete and return all Proxies to ensure that all your Shares are voted in accordance with your instructions.

Q:	What if I change my mind after returning my Proxy?

A:	If you are a registered Shareholder, you may revoke your Proxy and change your vote at any time before it is voted at the Meeting. You may do this by:

•	sending a signed notice of revocation of proxy to our registrar and transfer agent at the address set out above stating that the Proxy is revoked;

•	submitting another Proxy with a later date over the Internet, by telephone or to our registrar and transfer agent at the address set out above; or

•	voting at the Meeting.

Your Proxy will not be revoked if you attend the Meeting but do not vote.

If you own your Shares through a broker or other nominee and wish to change your vote, you must send those instructions to your broker or nominee.

Q:	Will my Shares be voted if I do not sign and return my Proxy?

A:

If your Shares are registered in your name, they will not be voted unless you submit your Proxy or vote in person at the Meeting. If your Shares are held in street name, your broker/dealer or other nominee will not have the authority to vote your Shares unless you provide instructions. If you do not instruct such broker/dealer or other nominee as to how to vote your Shares, NASDAQ rules allow such nominee to vote your

Shares only on routine matters. Proposal 2, the ratification of the selection of the Company’s independent registered public accounting firm for fiscal 2020, is the only matter for consideration at the Meeting that NASDAQ rules deem to be routine. For all other proposals, you must submit voting instructions to the nominee that holds your Shares if you want your vote to count.

Q:	Who will count the votes?

A:

Agents of the Company will tabulate the Proxies. Additionally, votes cast by Shareholders voting in person at the Meeting are tabulated by a person who is appointed by our management before the Meeting.

Q:	How many Shares must be present to hold the Meeting?

A:	To hold the Meeting and conduct business, at least one-third of the outstanding Shares entitled to vote at the Meeting must be present at the Meeting. This is called a quorum.

Votes are counted as present at the Meeting if a Shareholder either:

•	is present and votes in person at the Meeting; or

•	has properly submitted a Proxy.

Abstentions and broker non-votes (i.e., Shares held by a broker/dealer or other nominee that are not voted because the broker/dealer or other nominee does not have the authority to vote on a particular matter) will be counted for the purposes of determining the presence of a quorum.

Q:	How many votes are required to elect directors?

A:

The affirmative vote of a majority of the Shares voted at the Meeting is required to elect our directors. However, our Governance Guidelines provide that in uncontested directors’ elections any nominee for director who receives more votes “Withheld” than “For” for his or her election will have his or her term as a director terminate on the earlier to occur of: (i) 90 days after the election results are certified; (ii) the date such director resigns; or (iii) the date the Board fills the position.

Q:	How many votes are required to adopt the other proposals?

A:

The ratification of the appointment of PricewaterhouseCoopers LLP and the non-binding approval of the compensation of our executive officers named herein will require the affirmative vote of a majority of the Shares represented at the Meeting and entitled to vote thereon.

Q:	What is the effect of withholding votes or “abstaining”?

A:

You can withhold your vote for any nominee in the election of directors. Withheld votes will be excluded entirely from the vote and will have no effect on the outcome (other than potentially triggering the majority voting requirements set forth in our Governance Guidelines and as described above). On other proposals, you can “Abstain”. If you abstain, your Shares will be counted as present at the Meeting for purposes of that proposal and your abstention will have the effect of a vote against the proposal.

Q:	How are votes counted?

A:

You may vote “For” or “Withhold” your vote on the proposal to elect directors. You may vote “For” or “Against” or “Abstain” on the proposals to ratify the selection of our independent registered public accounting firm and approve the compensation of our executive officers named herein. If you withhold or abstain from voting on a proposal, it will have the practical effect of voting against the proposal.

If you sign and return your Proxy without voting instructions, your Shares will be voted in accordance with the Board’s recommendations for the proposals described in this Proxy Statement.

Q:	Could other matters be discussed at the Meeting?

A:

We do not know of any other matters to be brought before the Meeting other than those referred to in this Proxy Statement. If other matters are properly presented at the Meeting for consideration, the persons named in the Proxy will have the discretion to vote on those matters on your behalf.

Q:	Where and when will I be able to find the voting results?

A:	You can find the official results of voting at the Meeting in a current report on Form 8-K filed with the SEC within four business days of the Meeting.

Even if you plan to attend our annual meeting in person or through the virtual meeting, please cast your vote as soon as possible by:

using the Internet at • www.investorvote.com/merc (for registered shareholders) • www.proxyvote.com (for beneficial shareholders)	calling toll-free 1-800-652-VOTE (8683) within the United States, U.S. territories and Canada

scanning the QR code provided in your proxy with your smartphone	mailing your signed proxy or voting instruction form

FUTURE SHAREHOLDER PROPOSALS

Any proposal which a Shareholder wishes to include in the proxy statement and proxy relating to the 2021 Annual Meeting must be received by the Company on or before December 11, 2020. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with Rule 14a-8 under the Exchange Act and all other applicable requirements.

Shareholders wishing to bring any other item before the 2021 Annual Meeting, other than in accordance with the process of Rule 14a-8 under the Exchange Act, must submit written notice of such proposal to the Company no earlier than January 29, 2021 and no later than February 28, 2021. If the Company receives notice of a Shareholder proposal after March 1, 2021, such notice will be considered untimely and the Company’s management will have discretionary authority to vote proxies received with respect to such proposal.

Please direct any proposal or notice of intention to present a proposal to the care of the Secretary, Mercer International Inc., Suite 1120, 700 West Pender Street, Vancouver, B.C., Canada V6C 1G8.

INTERNET VOTING

The Company is incorporated under Washington law, which specifically permits electronically transmitted proxies, provided that the transmission must either set forth or be submitted with information from which it can reasonably be determined that the transmission was authorized by the Shareholder. The electronic voting procedure provided for the Meeting are designed to authenticate each Shareholder by use of a control number to allow Shareholders to vote their Shares and to confirm that their instructions have been properly recorded.

OTHER MATTERS

The directors know of no matters other than those set out in this Proxy Statement to be brought before the Meeting. If other matters properly come before the Meeting, it is the intention of the proxy holders to vote the Proxies received for the Meeting in accordance with their judgment.

Notice Regarding Forward-Looking Statements

This Proxy Statement includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Statements herein that describe our business, strategy, plans, goals, future capital spending levels and potential for growth, improved profit margins and cash generation are forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results and amounts to differ materially from those in forward-looking statements. For a detailed discussion of the risks and uncertainties, see the “Risk Factors” discussion in Item 1A of our 2018 Annual Report. The forward-looking statements included in this Proxy Statement are made only as of the date of this Proxy Statement and we undertake no obligation to update the forward-looking statements to reflect subsequent events or circumstances.

This Proxy Statement and our 2019 Annual Report are available at www.mercerint.com. Copies of our 2019 Form 10-K, may be obtained from Mercer International Inc. Attention: Shareholder Information, Suite 1120, 700 West Pender Street, Vancouver, British Columbia, Canada V6C 1G8 (Tel: (604) 684-1099). This Proxy Statement and our 2019 Form 10-K are also available on the SEC’s website at www.sec.gov and on our website at www.mercerint.com.

Web links and QR codes throughout this document are provided for convenience only, and the content on the referenced websites does not constitute a part of this proxy statement.

BY ORDER OF THE BOARD OF DIRECTORS /s/ Jimmy S.H. Lee Jimmy S.H. Lee Executive Chairman

Date: April 10, 2020

MERCER VOTE

Your vote matters – here's how to vote!

Online
Go to **www.investorvote.com/merc**
or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Annual Meeting Proxy Card

1. Election of Directors:

	For	Withhold		For	Withhold		For	Withhold
01 - Jimmy S.H. Lee	☐	☐	02 - David M. Gandossi	☐	☐	03 - William D. McCartney	☐	☐
04 - James Shepherd	☐	☐	05 - R. Keith Purchase	☐	☐	06 - Martha A.M. Morfitt	☐	☐
07 - Alan C. Wallace	☐	☐	08 - Linda J. Welty	☐	☐	09 - Rainer Rettig	☐	☐

	For	Against	Abstain
2. Ratification of the selection of PricewaterhouseCoopers LLP as independent registered public accounting firm for fiscal year 2020.	☐	☐	☐
3. Approval of the advisory (non-binding) resolution to approve executive compensation.	☐	☐	☐

9 2 B V

03B0DA

Mercer vote01—Jimmy S.H. Lee04—James Shepherd07—Alan C. Wallace02—David M. Gandossi05—R. Keith Purchase08—Linda J. Welty03—William D. McCartney06—Martha A.M. MorfittFor Withhold For Withhold For Withhold9 2 B V09—Rainer RettigUsing a black ink pen, mark your votes with an X as shown in this example.Please do not write outside the designated areas.038QDA++Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 and 3.2. Ratification of the selection of PricewaterhouseCoopers LLP asindependent registered public accounting firm for fiscal year 2020.3. Approval of the advisory (non-binding) resolution to approveexecutive compensation.1. Election of Directors:For Against AbstainPlease sign exactly as name appears on your share certificate(s). When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian,please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below4. In his or her discretion, the proxyholder is authorized to vote uponsuch other business as may properly come before the meeting.qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.qAnnual Meeting Proxy CardFor Against AbstainYou may vote online or by phone instead of mailing this card.OnlineGo to www.investorvote.com/mercor scan the QR code — login details arelocated in the shaded bar below.Save paper, time and money!Sign up for electronic delivery atwww.investorvote.com/mercPhoneCall toll free 1-800-652-VOTE (8683) withinthe USA, US territories and CanadaYour vote matters – here’s how to vote!

Small steps make an impact.Help the environment by consenting to receive electronicdelivery, sign up at www.investorvote.com/mercSuite 1120, 700 West Pender StreetVancouver, British ColumbiaCanada V6C 1G8The undersigned hereby appoints Jimmy S.H. Lee, or failing him David M. Gandossi, as proxy, with the power of substitution, to represent and voteas designated below all the shares of common stock of Mercer International Inc. that the undersigned is entitled to vote at the Annual Meeting ofShareholders to be held on May 29, 2020, or at any adjournment, postponement or rescheduling thereof.This proxy when properly signed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy willbe voted FOR each of the director nominees listed in Proposal 1, FOR Proposal 2 and FOR Proposal 3. If any other business is presented at the Meeting, thisproxy will be voted by the proxies on such matters as determined by the proxies, in their discretion.(Items to be voted appear on reverse side)Proxy — MERCER INTERNATIONAL INC.qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.qChange of Address — Please print new address below. Comments — Please print your comments below.Non-Voting Items++Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders.You can view the material, the 2019 Annual Report on Form 10-K, and the Proxy Statement at: www.mercerint.comThe 2020 Annual Meeting of Shareholders of Mercer International Inc. will be held on May 29, 2020 at 10:00 a.m. (Vancouver time) at Suite 1120, 700 WestPender Street, Vancouver, British Columbia, Canada. You will be able to attend and participate online, vote your shares electronically and submit your questionsprior to and during the meeting by visiting: www.meetingcenter.io/246849420 at the meeting date and time prescribed in the accompanying proxy statement.To access the virtual meeting, you must have the information that is printed in the shaded barlocated on the reverse side of this form.The password for this meeting is — MERC2020.